LEASE AGREEMENT

2000 MAIN STREET, WESTON, FLORIDA

Between

2000 MAIN STREET ASSOCIATES, LLC

as Landlord

and

THE ULTIMATE SOFTWARE GROUP, INC.
doing business in Florida as US Group (DE) Inc.

as Tenant

and

WESTON COMMON AREA LLC,

as Owner of the Weston Town Center Common Property

Dated

November 3, 2010

TABLE OF CONTENTS

1	DEMISED PREMISES	1

2	TERM	2

3	RENT	2

4	REPRESENTATIONS AND WARRANTIES OF LANDLORD AND COMMON AREA OWNER	5

5	INTERIOR IMPROVEMENTS AND POSSESSION OF THE PREMISES	5

6	PERMITTED USE OF PREMISES	5

7	WESTON TOWN CENTER COMMON PROPERTY	7

8	SIGNS	8

9	UTLITIES & TRASH REMOVAL; LANDLORD’S ADDITIONAL SERVICES	8

10	MAINTENANCE & REPAIRS	9

11	ALTERATIONS	9

12	INSURANCE, WAIVER & INDEMNITY	11

13	DAMAGE OR DESTRUCTION	12

14	ASSIGNMENT, TRANSFER & SUBLETTING	14

15	LANDLORD'S AND ASSOCIATION’S INTERESTS NOT SUBJECT TO LIENS	15

16	EMINENT DOMAIN	15

17	SUBORDINATION & ATTORNMENT	16

18	END OF TERM	16

19	ENVIRONMENTAL COMPLIANCE	17

20	DEFAULT	18

21	MISCELLANEOUS	21

	EXHIBIT A WESTON TOWN CENTER SITE PLAN	27

	EXHIBIT B SECOND FLOOR PLAN OF BUILDING	28

	EXHIBIT C TENANT’S WORK	29

	EXHIBIT D WESTON TOWN CENTER RULES AND REGULATIONS	30

	EXHIBIT E EASEMENT AGREEMENT	33

LEASE AGREEMENT

THIS LEASE AGREEMENT (this "Lease") is made and entered into as of the Execution Date (as hereinafter defined), by and between, 2000 MAIN STREET ASSOCIATES, LLC, a Delaware limited liability company, whose address is c/o Belmont Investment Corp., 1400 N. Providence Road, Suite 415, Media, PA 19063 (the “Landlord”), and THE ULTIMATE SOFTWARE GROUP, INC., a Delaware Corporation doing business in Florida as US Group (DE) Inc. (the "Tenant"), whose address is 2000 Ultimate Way, Weston, FL 33326, and WESTON COMMON AREA LLC, a Florida limited liability company (“Common Area Owner”), whose address is c/o Belmont Investment Corp., 1400 N. Providence Road, Suite 415, Media, PA 19063, not as the Landlord but as owner of the “Weston Town Center Common Property” of “Weston Town Center” (as such terms are defined herein) and to consent to any provisions regarding the Weston Town Center Common Property of Weston Town Center.

WITNESSETH

WHEREAS, Tenant desires to lease from Landlord the second floor of a building located at 2000 Main Street, Weston, Florida, consisting of approximately 19,950 square feet of usable area on two floors (the "Building"), with the intention and for the purpose of operating a particular business therein, all as more particularly hereinafter provided and described;

WHEREAS, Landlord is the fee simple title owner of the Building and the real property upon which it is located; and

WHEREAS, Common Area Owner is the fee simple owner of all of the Weston Town Center Common Property, as hereinafter defined; and

WHEREAS, the Building is located within a development commonly known as Weston Town Center, located in Weston, Broward County, Florida, which is a mixed-use property with uses including, but not limited to, retail shopping, restaurants, professional offices, residential apartments and other uses, covering an area of approximately twenty-five (25) acres ("Weston Town Center"); and

WHEREAS, Weston Town Center is subject to a Declaration of Covenant Shared Parking recorded on March 1, 2000 in Official Records Book 30296, Pages 1010 - 1021, of the Public Records of Broward County, Florida, as the same may have been and may hereafter be amended, supplemented and/or modified from time to time, the same being incorporated herein by reference (the “Shared Parking Declaration”); and

WHEREAS, Weston Town Center consists of a number of multi-tenant mixed use buildings, both attached and detached, single-level and multi-level (collectively the "Weston Town Center Buildings" and individually a "Weston Town Center Building"), together with certain other land and common facilities and improvements including, but not limited to, parking areas, driveways, truckways, delivery passages, truck-loading areas, access and egress roads, walkways, footbridges, landscaped and planted areas, elevators and public rest rooms  (collectively, the "Weston Town Center Common Property") as the same may now or hereafter be located, constructed and developed on the Weston Town Center, which Weston Town Center Common Property shall, in accordance with the provisions of this Lease and the Association Declaration (as hereinafter defined) be available for the non-exclusive common and joint use and benefit of the Landlord, Tenant, and all other tenants, owners and occupants of Weston Town Center, and their respective employees, agents, licensees, customers and invitees; and

WHEREAS, the approximate location, but not the specific configuration, of the Weston Town Center Buildings and the Weston Town Center Common Property within Weston Town Center and the respective relationships of each to the other are generally shown and depicted on the schematic site plan of Weston Town Center (the "Weston Town Center Site Plan") attached hereto as Exhibit A.

NOW, THEREFORE, for and in consideration of the premises hereof, the sums of money to be paid hereunder, and the mutual and reciprocal obligations undertaken herein, the parties hereto do hereby covenant, stipulate and agree as follows:

1.	DEMISED PREMISES.

1.1.            Premises. The Landlord demises and leases to the Tenant, and the Tenant rents from Landlord, that certain portion of the second floor of the building located at 2000 Main St., Weston, Broward County. Florida (the “Building”), said portions being designated as Areas “A”, “A-1”, “B”, “C”, “D”, “E”, “F”, “G”, and “H”, on the second floor plan of the Building attached hereto as Exhibit B (“Premises”).  The Premises and the second floor of the Building shall be configured approximately as shown on the floor plan attached hereto as Exhibit B. The Premises shall include only the space and appurtenances specifically demised and granted in this Lease and do not include the roof, the air space above the roof, the space and ground below the floor, the dividing walls between the Premises and the adjoining premises within the Building, if any, and the exterior walls of the Premises, if the Premises occupies less than the entire Building, and of the Building.  Landlord and Common Area Owner also grant Tenant the rights under this Lease to use in common with Landlord and other tenants, occupants and visitors to the Building the common walkways and sidewalks adjacent to the Building and/or of the Weston Town Center Common Property, the Building lobby (but not for advertising or promotional purposes), entrances, stairs and elevators, and, if the Premises include less than an entire floor of the Building, the common lobbies, hallways, and toilets, and other common facilities of such floor (“Building Common Areas”).

1.2.            Usable Area of Premises. The Usable Area of the Premises is approximately 10,741.17 square feet. The measurement and determination of the Usable Area of the Premises has been done in accordance with BOMA Standards.  The Usable Area of the Premises has been stipulated and agreed to by the parties and the Base Rent shall not be changed even if it is subsequently determined that the Premises contain either a larger or a smaller area than indicated herein.

1.3.            Quiet Enjoyment.  Landlord covenants and agrees that so long as Tenant shall timely pay all rents due to Landlord from Tenant hereunder and keep, observe and perform all covenants, promises and agreements on Tenant's part to be kept, observed and performed hereunder, Tenant shall and may peacefully and quietly have, hold and occupy the Premises free of any interference from Landlord; subject, however, and nevertheless, to each of the terms, provisions and conditions of this Lease.

2.	TERM.

2.1.            Term.  The term of this Lease shall be seven (7) years plus the number of days from the Commencement Date to the Rent Commencement Date (“Term”) unless otherwise terminated or extended as provided herein.  The word “Term” shall include any “Option Term” (as hereinafter defined), subject to the terms and provisions of Section 2.3, below.

2.2.            Commencement Date. The Term of this Lease shall commence (“Commencement Date”) on the date of the last one of Landlord and Tenant to execute this Lease.  Tenant shall commence the payment of Base Rent on April 1, 2011 (“Rent Commencement Date”). Notwithstanding that the Commencement Date shall be established in the manner set forth above, Tenant and Landlord acknowledge and agree that this Lease is binding upon them as of the date of the last one of Tenant and Landlord to sign this Lease and deliver a fully-executed original to the other party (the “Execution Date”).

2.3.            Option to Renew.  Provided Tenant shall not be in default hereunder beyond any applicable notice or cure periods, Tenant shall have the option to renew this Lease for one (1) additional five (5) year terms (“Option Term”), provided, however, that Tenant delivers to Landlord written notice of Tenant’s exercise of such option at least one hundred eighty (180) days prior to the end of the initial Term.  In the event Tenant fails to deliver its written notice to renew the Term of this Lease as and when required in the preceding sentence, Tenant shall be deemed to have irrevocably waived its right to the applicable Option Term. If the Term of this Lease is extended as aforesaid, all of the terms and conditions of this Lease shall remain in full force and effect during the Option Term (other than the right to extend the term of this Lease

3.	RENT.

3.1.            Payment of Rent.  Tenant hereby covenants and agrees to pay rent to Landlord, which rent shall be as hereinafter provided. The payment of said rent shall commence on the Rent Commencement Date. The rent shall be paid in equal monthly installments on the first day of each and every month in advance. Said rent shall be paid to the Landlord at c/o Weston Leasing, 1675 Market Street, Suite 213, Weston, FL 33326, or at such other place as may be designated in writing from time to time by the Landlord.

3.2.            Base Rent.  Tenant shall pay to Landlord, in lawful money of the United States of America, without any prior demand by Landlord and without any deduction or set-off (except as otherwise provided in this Lease), the applicable “Base Rent” set forth below in this Section 3.2, in advance, on the first (1st) day of each calendar month commencing on the Rent Commencement Date, plus sales tax and use tax as required by law.  The parties acknowledge and agree that the annual amount of Base Rent for the first 12-months commencing as of the Rent Commencement Date has been arrived at by multiplying the Usable Area of the Premises times $29.00 per foot.

Base Rent:

Period	Monthly Amount	Annual Amount

Rent Commencement Date through the day prior to
the 1st anniversary of the Rent Commencement Date	$25,957.83	$311,493.93

1st anniversary of the Rent Commencement Date
through the day prior to the 2nd anniversary of the
Rent Commencement Date	$26,736.56	$320,838.78

2nd anniversary of the Rent Commencement Date
through the day prior to the 3rd anniversary of the
Rent Commencement Date	$27,538.66	$330,463.94

3rd anniversary of the Rent Commencement Date
through the day prior to the 4th anniversary of the
Rent Commencement Date	$28,364.82	$340,377.86

4th anniversary of the Rent Commencement Date
through the day prior to the 5th anniversary of the
Rent Commencement Date	$29,215.77	$350,589.20

5th anniversary of the Rent Commencement Date
through the day prior to the 6th anniversary of the
Rent Commencement Date	$30,092.24	$361,106.87

6th anniversary of the Rent Commencement Date
through the day prior to the 7th anniversary of the
Rent Commencement Date	$30,995.01	$371,940.08

If Tenant exercises each of its renewal options as provided in Section 2.3 above, Base Rent payable during the Option Term shall be as follows:

Period	Monthly Amount	Annual Amount

7th anniversary of the Rent Commencement Date
through the day prior to the 8th anniversary of the
Rent Commencement Date	$31,924.86	$383,098.28

8th anniversary of the Rent Commencement Date
through the day prior to the 9th anniversary of the
Rent Commencement Date	$32,882.60	$394,591.23

9th anniversary of the Rent Commencement Date
through the day prior to the 10th anniversary of the
Rent Commencement Date	$33,869.08	$406,428.97

10th anniversary of the Rent Commencement Date
through the day prior to the 11th anniversary of the
Rent Commencement Date	$34,885.15	$418,621.84

11th anniversary of the Rent Commencement Date
through the day prior to the 12th anniversary of the
Rent Commencement Date	$35,931.71	$431,174.04

3.3.            Late Fee.  If any payment of Base Rent is not received by Landlord within five (5) days after its due date, Tenant shall pay to Landlord on each occasion as Additional Rent (as hereinafter defined) a service charge equal to $100.00 for the inconvenience of the collection and processing of such late payment, provided however, if the payment is not received by Landlord within ten (10) days after its due date, the amount of the late fee shall be increased from $100 to $500.

3.4.            Returned Check Fee.   In the event that Tenant’s check is returned for any reason, Tenant agrees to pay Landlord $50.00 as a handling charge in addition any applicable late charge. Returned checks must be redeemed by cashier’s check, certified check or money order. In the event that more than one (1) check is returned, Tenant agrees to pay all subsequent rents and charges by cashier’s check, certified check or money order.

3.5.            Additional Rent.  If Landlord shall make any expenditure for which Tenant is responsible or liable under this Lease, or if Tenant shall become obligated to Landlord under this Lease for any sum other than Base Rent, the amount thereof shall be deemed to constitute additional rent (the "Additional Rent"), whether or not the same be so designated, and shall be due and payable by Tenant to Landlord simultaneously with the next succeeding monthly installment of Base Rent or at such other time as may be expressly provided in this Lease for the payment of the same.

3.6.            Sales Tax.  In addition to the Base Rent, Additional Rent and any other sums or amounts required to be paid by Tenant to Landlord pursuant to the provisions of this Lease, Tenant shall also pay to Landlord the amount of any applicable sales, use or excise tax on any such rents or other sums or amounts so paid by Tenant to Landlord, whether the same be levied, imposed or assessed by the State of Florida or any other federal, state, county or municipal governmental entity or agency. Any such sales, use or excise taxes shall be paid by Tenant to Landlord at the same time that each of the Base Rent, Additional Rent or any other sum or amount with respect to which such taxes are payable are paid by Tenant to Landlord.

3.7.            Gross Lease.  The parties hereby acknowledge and agree that this Lease is a “gross lease”, meaning that the Base Rent is inclusive of all charges payable by Tenant in connection with this Lease (except for Additional Rent and other charges that are specifically set forth in this Lease).  Except as otherwise expressly provided in this Lease, Tenant shall not be liable to pay or reimburse Landlord, the Association nor the Common Area Owner nor any other party for all or any portion of any charges or expenses incurred by Landlord, the Association, the Common Area Owner and/or such other party for any costs associated with the operation, maintenance, repair, replacement or alteration of any land or improvements located in Weston Town Center, the Weston Town Center Common Property, Building Common Areas, or the Building, including, without limitation, expenses for taxes, insurance, security, maintenance, management and/or administration of said areas.

4.	REPRESENTATIONS AND WARRANTIES OF LANDLORD AND COMMON AREA OWNER.

Each of Landlord and the Common Area Owner, in order to induce Tenant to enter into this Lease, hereby represents and warrants to Tenant that, as of the Execution Date:  (a) it is duly organized and validly existing under the laws of the State of Florida and has full power and authority to conduct its business as presently conducted and to enter into this Lease; and (b) no condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceedings (or threatened litigation or proceeding or basis therefor) exists which could adversely affect the ability of Landlord or the Common Area Owner to perform its obligations under this Lease or which would constitute a default on the part of Landlord or the Common Area Owner under this Lease, or which would constitute such a default with the giving of notice or lapse of time, or both.

5.	INTERIOR IMPROVEMENTS AND POSSESSION OF THE PREMISES.

5.1.            Tenant’s Work.  Landlord hereby acknowledges receipt of, and hereby approves those plans for, interior improvements to be made to the Premises by Tenant in accordance with the plans attached hereto as Exhibit C (“Tenant’s Work”).  No further or additional consent or approval of Landlord is required for Tenant’s Work.  Tenant’s Work shall comply with all applicable laws, ordinances and building codes (including, without limitation, the Americans With Disabilities Act of 1990, the Florida Americans With Disabilities Accessibility Implementation Act, and the related implementing regulations, codes, rules and accessibility guidelines, as such acts and related regulations, codes, rules and guidelines may be amended from time to time (collectively, the “ADA”)).  Tenant shall have the right, without payment of rent or any other charges, after the Commencement Date and prior to Rent Commencement Date, whenever Tenant shall deem it appropriate, to enter the Premises to inspect the same, and at Tenant’s election, to commence Tenant’s work.  All work performed in the Premises by the Tenant shall be done in a good and first class workmanlike manner and free of any liens on Landlord’s fee simple interest or on Tenant’s leasehold interest in the Premises.  Landlord agrees to do, execute, acknowledge and deliver all such further acts, instruments and assurances and to take all such further action (all at no cost to Landlord) as shall be necessary or desirable to fully consummate and effect the completion of Tenant’s Work, including, but not limited to, providing Tenant and Tenant’s employees, agents, contractors and licensees with full and complete access to the Building and the Common Property surrounding the Building at all times from and after the Commencement Date.  In the event that, in the course of completing Tenant’s Work, Tenant experiences any interference, interruption, delay or disturbance that is caused by Landlord or any party claiming by, through or under Landlord, rent shall abate on a per diem basis in proportion to such interference, interruption, delay or disturbance.  Upon completion of Tenant’s Work, Tenant, at its expense, shall install its furniture, trade fixtures, and equipment so that Tenant can occupy the Premises for the use and purpose intended.

5.2.            “AS IS” Condition.  Other than the air conditioning system servicing the Premises, Tenant certifies that it has inspected the Premises and accepts same in its existing "AS IS" condition. No repair, work, alterations or remodeling of the Premises is required to be done by Landlord as a condition of this Lease other than a contribution by Landlord to Tenant, in the minimum amount of $10,000.00 to be paid on the Rent Commencement Date, and applied toward the repair, replacement and/or upgrade of the air condition system by Tenant. Landlord and Tenant hereby agree to negotiate in good faith for additional contributions, for the repair, replacement and/or upgrade of the air conditioning system, if necessary, and if same is as a result of a pre-existing condition and not as a result of Tenant’s improvements, and as same is discovered upon Tenant’s access of the Premises and further inspection of the air conditioning system servicing the Premises.  Upon acceptance of possession of the Premises, Tenant shall thereafter be responsible for the security and integrity of the Premises and Landlord shall have no responsibility or liability for any damage to or loss of property as a result of theft, vandalism or other act causing damage to the Premises.  Not later than the Rent Commencement Date, Tenant shall cause to be installed within the Premises all Trade Fixtures reasonably required for the operation, as conducted by Tenant, of the business contemplated by this Lease to be operated on, in, and from the Premises (the "Trade Fixtures"). All Trade Fixtures so installed in the Premises by Tenant shall be in good condition.

6.	PERMITTED USE OF PREMISES.

6.1.            Permitted Use; No Implied Covenant of Continued Operation.  Tenant shall occupy and use the Premises for operation of a computer software company, including, without limitation, customer service, support, training, management and administration, software research and development, and general office purposes (“Permitted Use”). Tenant agrees to open for the Permitted Use in the Premises on or before the Rent Commencement Date, subject to force majeure under Section 21.9, but once opened, Tenant shall not be obligated to continue operating for any period of time thereafter. Notwithstanding anything contained or set forth in this Lease to the contrary, nothing set forth in this Lease shall be construed, in any manner whatsoever, as an implied covenant of continuous operation on the part of Tenant, and Landlord specifically acknowledges that there is no covenant of continuous operation on the part of Tenant, express or implied.  In the event that Tenant elects to cease its business operations at the Premises, such cessation shall not be deemed to be an “Event of Default” hereunder, nor shall such cessation relieve Tenant of any of its liabilities or obligations under this Lease.

6.2.            Restrictions on Use.  Tenant shall not use nor permit the Premises to be used for any purpose other than the Permitted Use. All uses other than the Permitted Use are "Restricted Uses". Tenant shall not use or suffer anyone to use, the Premises, or any part thereof, for any purpose in violation of the laws of the United States, the State of Florida, or the ordinances and regulations of a county or a municipality having jurisdiction over the Premises or in violation of any publicly recorded restriction. Tenant further covenants and agrees to execute and comply promptly with all statutes, ordinances, rules, orders, regulations and requirements of federal, state, county and city governments regulating the use by Tenant of the Premises. In the event that Tenant or any of its agents or employees shall fail to comply with the foregoing provisions of this Section 6.2, then Tenant shall, without affecting or limiting any of the rights and remedies otherwise available to Landlord pursuant to the terms and provisions of this Lease, indemnify, defend, save and hold Landlord harmless from and against, and reimburse Landlord for, any and all obligations, damages, injunctions, suits, fines, penalties, demands, claims, costs, expenses, actions, liabilities, suits, proceedings and losses of whatever nature (including, without limitation, attorneys' fees and court costs), arising from such failure to so comply with the provisions of this Section 6.2.

6.3.            Compliance with Association Declaration.  The Premises and all operations conducted thereon, therein and therefrom shall at all times be in compliance with the Association Declaration.  For purposes of this Lease, the term “Association Declaration” shall mean the Declaration of Covenants for Weston Town Center, recorded on February 10, 2000 in Official Records Book 30249, Pages 1592 - 1702, of the Public Records of Broward County, Florida, as the same may have been and may hereafter be amended, supplemented and/or modified from time to time and shall also include the Articles of Incorporation, By-Laws, and Rules and Regulations of the Association, all as amended from time to time. Except as otherwise provided herein (specifically Section 21.20 of this Lease), Landlord covenants and agrees that it shall not violate, terminate or modify the Association Declaration or exercise any rights of consent or other rights thereunder which may materially adversely affect Tenant's use or enjoyment of the Premises, Building Common Areas, or Weston Town Center Common Property without Tenant's prior written consent thereto.  Landlord hereby grants and conveys to Tenant, its successors and assigns, for the Lease Term, the non-exclusive right and easement appurtenant to and for the benefit of the Premises and any occupant thereof and its customers, employees, and invitees, to use, for purposes of access, ingress, egress and parking, all those certain access, ingress, egress and parking easement areas granted to Landlord under the Association Declaration.  Landlord agrees, at Landlord’s sole cost and expense, to promptly and diligently enforce the provisions of the Association Declaration against any party to the Association Declaration for the benefit of Tenant.

6.4.            Compliance with Weston Town Center Rules and Regulations. The Premises and all business operations conducted on, in and from the Premises from time to time shall at all times be in compliance with rules and regulations promulgated by Landlord for and with respect to the operation of the Premises and Weston Town Center, as the same may be changed, amended or modified by Landlord from time to time, provided that no such change, amendment or modification shall materially adversely affect Tenant’s use or enjoyment of the Premises, Building Common Areas, or the Weston Town Center Common Property without Tenant’s prior written consent thereto. Additionally, the Premises and all business operations conducted on the Premises from time to time shall at all times be in compliance with the rules and regulations promulgated by the Weston Town Center Maintenance Association, Inc. (the “Association”) for and with respect to the operation of the Premises and Weston Town Center pursuant to the provisions of the Association Declaration as the same may be changed, amended or modified by the Association from time to time (subject to the limitations set forth in Section 6.3 above). The failure of Tenant to materially comply with, abide by or conform to, said rules and regulations following written notice of failure by Landlord to Tenant as required under Section 20 of this Lease, shall constitute an Event of Default by Tenant under this Lease.  Without limiting any of the terms or conditions of Section 6.3 above, Landlord shall not be liable or responsible to Tenant for the violation of any such rules and regulations by any other tenant of Weston Town Center or any other person or party, and the failure to enforce any such rules and regulations against Tenant or any other tenant of Weston Town Center shall not constitute a waiver of Landlord's or the Association’s right to do so, nor shall it be deemed a default by Landlord hereunder, or excuse compliance therewith by Tenant.  A copy of the existing Weston Town Center Rules and Regulations promulgated by Landlord are attached hereto as Exhibit D attached hereto and incorporated herein by reference.

6.5.            Weston Town Center Maintenance Association.  Tenant acknowledges that the Association Declaration encumbers the real property upon which Weston Town Center is located and that Landlord, as owner of Weston Town Center, is a member of the Association. Tenant further acknowledges and agrees that Landlord may or may not control the Association, but that even if Landlord has such right of control, same exists separate and apart from Landlord’s rights, duties and obligations hereunder and that Landlord shall not be obligated to exercise or refrain from exercising such control for Tenant’s benefit (subject to the provisions of Sections 6.3 and 6.4 above). Tenant acknowledges and agrees that while it is bound by the Association Declaration, the tenancy created by this Lease does not confer membership in the Association to Tenant and, further, that any rights, privileges or benefits flowing to Tenant from the Association Declaration or the Association derive solely through Landlord by virtue of this Lease and that Tenant has no separate entitlement to same but through Landlord.

7.	WESTON TOWN CENTER COMMON PROPERTY.

7.1.            Tenant's Right to Use Weston Town Center Common Property. Tenant shall have and Landlord and the Common Area Owner hereby grants to Tenant and its employees, customers, patrons, suppliers, licensees and invitees, (during the Term of this Lease), the non-exclusive right, privilege and license to use and enjoy the Weston Town Center Common Property in common with Landlord and all others entitled to such use, including, without limitation, all tenants of Weston Town Center and their respective employees, customers, patrons, suppliers, licensees and invitees; subject, however, at all times, to the Association Declaration and the rules and regulations promulgated by Landlord and/or the Association from time to time (as limited by the terms of Sections 6.3 and 6.4 above), and to the terms and provisions of this Lease; and subject further to Landlord's and/or the Association’s right to grant to tenants within Weston Town Center the exclusive right to use portions of the Weston Town Center Common Property for signage and advertising purposes and for the construction, installation, maintenance and repair of trash/garbage dumpster facilities to serve the premises leased by such tenants and the businesses operated by such tenants, or such other use as Landlord may deem necessary in its sole and absolute discretion. In the event that Landlord or the Association deems it necessary to discourage non-customer use or prevent the acquisition of public rights in Weston Town Center, or prevent a dedication thereof or the accrual of any rights to any person or to the public therein, and, in particular, with respect to any portion of the Weston Town Center Common Property, Landlord or the Association may, from time to time (but at a minimum at least once a month), temporarily close all or portions of the Weston Town Center Common Property, erect private boundary markers, or take such other steps as it deems appropriate in its sole and absolute discretion for that purpose and no such action shall be deemed to constitute or considered as an eviction or disturbance of Tenant's quiet enjoyment or possession of the Premises so long as such steps are accomplished without substantial disruption of Tenant's business.

7.2.            Landlord Reservation of Rights. Landlord, the Association, and the Common Area Owner reserve the right, from time to time and at any time in its sole and absolute discretion, to perform maintenance, repairs and alterations to, and reduce or expand the size of, Weston Town Center and its various improvements and component parts; to change the name, size, number, design, configuration, location and legal description of any Buildings located within Weston Town Center, including, without limitation, that of the Building and to build additional stories thereon and erect in connection with any construction thereof, temporary scaffolds and other construction aids (provided, however, that access to the Premises by Tenant shall not be denied); and to thereby change the size, configuration, location and legal description of the Weston Town Center Common Property. Landlord, the Association, and the Common Area Owner also reserve the right to change the size, configuration, layout and pedestrian or vehicular traffic circulation pattern of all facilities and improvements from time to time located, developed and constructed on the Weston Town Center Common Property, and to enter into, modify and terminate easements and other agreements pertaining to the maintenance and use of the parking areas and other portions of the Weston Town Center Common Property. Landlord, the Association, and the Common Area Owner further reserves the right to install and operate music program services and loudspeaker systems within the Weston Town Center Common Property. Tenant agrees to cooperate with Landlord, the Association, and the Common Area Owner with respect to the exercise of any of the foregoing rights.

7.3.            Management and Maintenance of Weston Town Center Common Property.  The Weston Town Center Common Property shall at all times be subject to the exclusive management and control of the Association. The Association shall manage, operate and maintain the Weston Town Center Common Property and all facilities and improvements from time to time located, developed and constructed thereon specifically including, without limitation, all lawn, landscaping and planting areas, in a first class manner and state and condition of appearance and repair, the costs for which shall be borne solely by the Association and/or Landlord (and not Tenant). The Association hereby reserves, and shall at all times hereafter have, the right, in its sole and absolute discretion, to delegate the management of the Weston Town Center Common Property to a third party of its choice.  In no event shall use of the Weston Town Center Common Property be conditioned upon payment of parking charges.  Landlord shall make, at the sole cost and expense of Landlord, all repairs, alterations or other improvements in and to the Premises and the Building and any Weston Town Center Common Property which are required by governmental authority of Weston Town Center in general or of all similar centers in Broward County, Florida.

7.4.            Employee Parking.  Notwithstanding anything contained to the contrary herein, or in the Shared Parking Declaration and/or The Town Center Rules and Regulations attached hereto as Exhibit D, during the Term of this Lease, Tenant, its employees, guests and invitees, of the Building, shall be entitled to utilize those parking spaces located on the Weston Town Center Common Property, except that employees may not park on Main Street.

7.5.            Golf Cart.  Notwithstanding anything to the contrary contained in this Lease, Landlord and the Common Area Owner acknowledge and agree that at all times during the Term of this Lease, Tenant shall not be prohibited from using, driving or parking golf cart(s)  at  the Building and on The Weston Town Center Common Property, subject at all times, however, to all applicable governmental approvals that may be required from time-to-time of any city, county or state agency having jurisdiction over same,  if required, and for which Tenant shall obtain at its sole cost and expense.

8.	SIGNS.

Landlord agrees that Tenant shall, at Landlord’s expense, be permitted to place its name on the Tenant directory for the Building. Tenant also shall, at Tenant’s expense, have the right to install an oversized logo sign (“Sign”) on the exterior of the Premises (similar in size to the existing EWM Realty exterior Building sign), provided, however, that any Sign, and the number, size, color, arrangement, placement and location of the same upon the Building shall be subject at all times to all applicable government laws, ordinances and regulations. Tenant shall have the right, at its expense and in compliance with applicable law, to erect, maintain, place and install its usual and customary signs and fixtures in the interior of the Premises.  Except as otherwise provided in this Section 8, Tenant shall not be allowed to display signage on the Building or any windows of the Premises.  Tenant agrees that, except as otherwise provided in this Section 8, it shall not place or suffer to be placed or maintained upon any exterior wall, roof, door or window of the Premises or upon any portion of the interior of the Premises which is prominently visible from the exterior thereof, any sign or other advertising or promotional materials or media whatsoever without the prior written consent and approval of all applicable government authorities, the Landlord and the Association, which consent and approval Landlord and the Association may withhold in its reasonable discretion.  In no event shall Tenant install a sign on any façade or elevation of the Building that has an existing sign advertising Esslinger Wooten Maxwell Realtors, EWM Realtors or any other trade name of EWM Realtors.

9.	UTLITIES & TRASH REMOVAL; LANDLORD’S ADDITIONAL SERVICES.

9.1.            Utilities.  The Tenant shall be solely responsible for and shall promptly pay all charges for public utilities and/or private services rendered or furnished to the premises during the Term hereof,  including, but not limited to, heat, gas and electricity, together with all taxes or other charges based upon the use of such utilities. Landlord shall be solely responsible for the performance of any and all repairs to all utility lines, pipes and other facilities serving the Building, unless such repair was necessitated by the gross negligence or willful misconduct of Tenant or anyone acting by, through or under Tenant. Tenant shall be solely responsible for the performance of any and all repairs to all utility lines, pipes and other facilities that exclusively serve the Premises, unless such repair was necessitated by the negligence or misconduct of Landlord or anyone acting by, through or under Landlord.  Landlord shall not be liable to Tenant for any interruption of utility services to the Premises caused by events beyond Landlord’s reasonable control; provided, however, that Landlord shall be obligated to use reasonable commercial efforts to obtain the resumption of such utility services as quickly as is reasonably possible (unless such interruption of service was caused by the gross negligence or willful misconduct of Tenant or anyone acting by, through or under Tenant).  Except as otherwise expressly provided herein, Landlord shall in no event be liable for the quality, quantity or interference of such services.  Tenant shall and hereby agrees to make all appropriate applications and arrangements for utility services required to serve the Premises directly with those utility companies and authorities providing such utilities to the Building. Tenant shall pay all fees, charges and deposits required by such utility companies and authorities as a condition to their providing such utility services to the Premises, excluding any impact, “tap-in”, or “hook-up” fees which shall be the sole responsibility of Landlord.  If additional or special utility services or wiring are required for the conduct of Permitted Use within and from the Premises, Tenant shall be responsible for their installation at its sole cost and expense.

9.2.            Trash Removal.  Landlord, directly or through the Association, shall remove trash and rubbish generated by Tenant in the ordinary course of the operation of Tenant's business in the Premises, provided that such trash and rubbish is placed by Tenant either in designated containers or dumpsters provided by Landlord or, at Tenant’s option, in containers provided by Tenant and stored in locations designated by Landlord.  The cost for removal of the trash and rubbish shall be borne solely by Landlord, and Tenant shall have no liability or obligation therefor.

9.3.            Landlord’s Additional Services. In addition to the foregoing, Landlord shall furnish the following services to Tenant at no additional cost or charge: (a) hot and cold water for use in lavatories in common with other tenants of the Building; (c) customary cleaning and janitorial services in the Building lavatories on weekdays (excluding national holidays); (d) twenty-four (24) hour working elevator service to the second floor of the Building; (e) twenty-four (24) hour access to the Premises; and (f) washing of the outside windows in the Premises at intervals reasonably determined by Landlord but not less than once per calendar year.

10.	MAINTENANCE & REPAIRS.

10.1.            Tenant’s Obligations.  Except for those portions of the Premises which shall be maintained, repaired and replaced by the Landlord as provided in Section 10.2 and elsewhere in this Lease, Tenant shall, at all times during the Term of this Lease, at its sole cost and expense, keep, clean, maintain, repair and replace all interior, non-structural portions of the Premises, including, without limitation, all exterior and interior windows (including, without limitation, plate glass windows), doors and entrances, floor coverings, and all exterior and interior signs and all interior walls, partitions, fixtures, equipment, systems and other appurtenances, including, without limitation, all electrical and lighting systems and fixtures, all plumbing systems and fixtures, those HVAC Systems in or serving only the Premises (on which Tenant shall maintain a service and maintenance contract for regular service inspection, and emergency and extraordinary repair of the air conditioning unit(s) on the Premises), in good, clean, sanitary and safe order, condition and repair, ordinary wear and tear excepted. In furtherance thereof, Tenant shall make all necessary and desirable repairs and replacements to the Premises, ordinary and extraordinary, however the necessity or desirability for repairs and replacements shall occur, and shall use all reasonable precautions to prevent waste, damage or injury to the Premises, except for any repairs or replacements that are necessitated by the negligence or misconduct of Landlord or anyone claiming by, through or under Landlord.  In connection with any maintenance, repairs or replacements conducted by, through or under Tenant, Tenant shall comply with all applicable federal, state, county and local laws and ordinances (including, without limitation, the ADA), and all rules and regulations of any governmental authority having jurisdiction over the Premises.

10.2.            Landlord’s Obligations.  Landlord shall keep, maintain, repair and replace the exterior of the Premises, all structural elements of the Premises and Building (whether interior or exterior and including, without limitation, the foundations, supporting columns, load bearing walls, floors and floor slab and the roof structure), elevators, HVAC systems, or portions thereof, serving the Building or which serve more than the Premises, the fire sprinkler system, whether located in the Premises or otherwise in the Building, and lobbies of the Building, all plumbing, electrical and other utility system components of the Building, Building Common Areas, and Weston Town Center Common Property (other than those that exclusively service the Premises or within the Premises and which are maintained and repaired by Tenant),  in good, clean, sanitary and safe order, condition and repair, ordinary wear and tear excepted, and shall have the right of entry onto the Premises at reasonable times upon reasonable advance notice to Tenant for the purpose of performing same (except in the event of an emergency, as to which no notice shall be required; as used in this Lease, the term “emergency” shall mean a situation which requires, in the good faith judgment of the acting party, immediate action in order to prevent death, bodily injury or property damage).   Landlord shall have no obligation to repair until receipt by Landlord of written notice of the need for repairs. In connection with any maintenance, repairs or replacements conducted by, through or under Landlord, Landlord shall comply with all applicable federal, state, county and local laws and ordinances (including, without limitation, the ADA), and all rules and regulations of any governmental authority having jurisdiction over the Premises.

10.3.            Right of Entry. Landlord and its agents and employees shall have the right to enter the Premises at reasonable hours and, except in cases of emergency, upon reasonable advance notice to Tenant (which notice, notwithstanding any other provision of this Lease, may be given orally) to make inspections, show the Premises to prospective tenants (but only during the last six months of the Term), purchasers, lenders or others, or to make alterations or repairs to the Building or the Premises for which it is responsible or which it is entitled to make hereunder, provided that Landlord shall use all reasonable efforts not to disturb Tenant's use and occupancy of the Premises and business operations.  Tenant shall be entitled at its own option to have an agent present during any such entry.  In the event of emergency or in order to comply with all laws, orders, ordinances and requirements of any governmental unit or authority (regarding which compliance is the responsibility of Landlord), Landlord and its agents and employees shall have the right of entry at any time and may perform any acts related to safety, protection, preservation or improvement of the Building or the Premises or required by such governmental unit or authority.  Except as otherwise expressly provided in this Lease, Tenant shall not be entitled to any abatement or reduction of rent because of work performed within the Building or Premises by Landlord (provided such work is performed in a manner so as to minimize interference with the conduct of Tenant's business within the Premises).

11.	ALTERATIONS.

11.1.            Alterations.  Except as otherwise required herein or as otherwise set forth herein as Tenant’s Work, Tenant shall not make any alterations, additions or improvements to the exterior or structural portions of the Premises (including, without limitation, the roof) (herein referred to collectively as "Alteration") without the prior written consent of Landlord and the Association (to the extent it has jurisdiction), which consent Landlord and the Association shall not unreasonably withhold.  Tenant may install in the interior of the Premises without the consent of Landlord, unattached, movable trade fixtures and furniture which may be installed without drilling, cutting or otherwise defacing the Premises including but not limited to partitions, cubicles, and other items which are not fixtures (herein referred to as "Removable Trade Fixtures"). Other than for Tenant’s Work, Tenant shall submit to Landlord for its review and approval, complete plans and specifications for any proposed Alteration at the time approval is sought, and if necessary, resubmit the same from time to time, within fifteen (15) days after receipt of written notice of disapproval thereof from Landlord or the Association, until the same are approved by Landlord and the Association if applicable. In the event the Association or Landlord fails to grant its approval (or disapproval) of Tenant’s plans and specifications within ten (10) days of Tenant’s submission (and/or resubmission) of the same, then Landlord and/or the Association, as the case may be, shall be deemed to have approved the same.  In connection with any Alteration of the Premises by Tenant, Tenant shall comply with all applicable federal, state, county and local laws and ordinances (including, without limitation, the ADA), and all rules and regulations of any governmental authority having jurisdiction over the Premises.

11.2.            Insurance by Tenant’s Contractor.  Prior to Tenant commencing any improvements or Alterations to the Premises, Tenant shall deposit with Landlord a liability insurance certificate from Tenant's general contractor, or if none, from each of Tenant's independent contractors in an amount not less than $1,000,000 per occurrence or such amount as Landlord acting reasonably may require from time to time, with Landlord added as additional insured, which liability insurance shall be on a comprehensive form and shall cover all hazards related to any work performed by any such contractor on the Premises.

11.3.            Damage & Waste.  Any damage to the Premises or the Building caused by Tenant or any of its employees, contractors, or workmen shall be repaired by and at the expense of Tenant.  Tenant shall be responsible for the disposal of waste generated with respect to Tenant's improvements or Alterations.

11.4.            Contractor’s Affidavit.  On completion of Tenant's improvements or Alterations, Tenant shall cause to be furnished to Landlord a Contractor's Affidavit stating that there are no liens outstanding against the Premises on account of Tenant's improvements and that all accounts for work, service and materials have been paid in full.

11.5.            Ownership of Fixtures.  All Alterations made and all fixtures installed in or to the Premises (except Removable Trade Fixtures), including, without limitation, heating and air conditioning equipment, lighting fixtures, store front, ceiling, wall treatment, floor covering, plumbing and electrical systems and fixtures shall become the property of Landlord upon the termination of this Lease, without any compensation therefor to Tenant, and shall not be removed by Tenant at or before the expiration or earlier termination of this Lease, unless Landlord shall give notice to Tenant to remove any or all of the same, in which event Tenant shall remove such of said Alterations and Fixtures as may be specified by Landlord in Landlord's notice to Tenant and Tenant shall repair all damage caused by such removal and restore the Premises to their original order and condition, normal wear and tear excepted.

11.6.            Ownership of Removable Trade Fixtures.  All Removable Trade Fixtures installed in the Premises by Tenant shall remain the property of Tenant and shall be removed by Tenant upon the expiration or earlier termination of this Lease; provided that Tenant shall not at such time be in default hereunder beyond any applicable notice and cure periods and provided further that Tenant shall repair all damage caused by such removal and restore the Premises to its original order and condition. Any Removable Trade Fixtures not removed by Tenant upon the expiration or earlier termination of this Lease (including, without limitation, a termination of this Lease by Landlord) shall be and become the property of Landlord without any obligation on the part of Landlord to pay compensation therefor to Tenant, unless Landlord shall give notice to Tenant to remove any or all of the same, in which event Tenant shall remove such of said Removable Trade Fixtures as may be specified in Landlord's notice to Tenant.  The provisions of this Section 11.6 shall survive the expiration or earlier termination of this Lease.

11.7.            Failure to Remove Alterations or Fixtures.  Should Tenant fail to remove any Alterations, fixtures or Removable Trade Fixtures, and/or fail to restore the Premises as required under this Section 11.7, Landlord may do so, in which event Tenant shall pay to Landlord the cost and expense thereby incurred as Additional Rent, plus interest thereon, which sums shall be payable within thirty (30) days of Tenant’s receipt of Landlord’s demand therefor.

12.	INSURANCE, WAIVER & INDEMNITY.

12.1.            Tenant’s Insurance.  Tenant shall procure, provide and pay for, and shall maintain throughout the Term (including any renewals or extensions thereof) of this Lease, the following insurance coverage, with the following limits, in the name of the Tenant and with Landlord, the Association and Common Area Owner named therein as an additional insured:

12.1.1. Property Damage Insurance.  Tenant shall provide and keep in full force and effect Special Form Insurance (subject to commercially reasonable deductibles) in an amount adequate to cover the replacement cost of all Tenant improvements to the Premises, Tenant Alterations, Tenant's trade fixtures, inventory and other contents located in the Premises from time to time together with endorsements to cover loss occasioned by fire, windstorm, vandalism, malicious mischief, sprinkler leakage and other hazards and/or casualties including special extended coverage and said insurance shall include coverage against water damage to the contents of the Premises and personal property of Tenant.

12.1.2. Liability Insurance.  Tenant shall provide and keep in full force and effect a policy or policies of comprehensive commercial general liability insurance (including contractual) providing coverage against claims and/or liability for personal injury, death and property damage having a combined single limit of not less than ONE MILLION DOLLARS ($1,000,000.00) with respect to injuries, deaths or damage to property in any one occurrence.  Landlord reserves the right, upon at least thirty (30) days’ prior written notice to Tenant, to specify higher liability limits or additional insurance coverage from time to time to meet reasonably anticipated loss exposure, or to reflect changes in the value of the Premises.

12.1.3. Workers' Compensation Insurance. Tenant shall provide and keep in full force and effect workers' compensation insurance, in a form and with coverage limits not less than as prescribed by the laws of the State of Florida, and employers' liability insurance in an amount equal to the greater of One Million Dollars ($1,000,000.00) or the minimum amount required by law.

12.1.4. Builder's Risk Insurance. Tenant shall, prior to the commencement of and during the construction of alterations or improvements at or on the Premises, and as often a Tenant may construct, replace, reconstruct, restore or make a substantial alteration to, any improvement thereon, provide and keep in full force and effect builders' risk insurance for the full replacement cost of such work.

12.2.            Carriers and Features.

12.2.1. All such insurance shall be written on a company or companies authorized to engage in the business of casualty and general liability insurance in the State of Florida, and there shall be delivered, by the Tenant, to the Landlord customary certificates evidencing such paid-up insurance, and certifying Landlord, the Association and the Common Area Owner as additional insureds, which certificates are to be issued by the insurance companies and delivered to Landlord on a yearly basis during the Term of this Lease.

12.2.2. The policies of insurance provided herein are to be provided by the Tenant, and shall be for a period of not less than one (1) year, it being understood and agreed that prior to the expiration of any policy of insurance, the Tenant will deliver to the Landlord a binder or a renewal or new policy to take the place of the expiring policy, with the understanding that, should the Tenant fail to furnish policies, as is provided in this Lease, and at the times herein provided, the Landlord may obtain such insurance, and the premiums on such insurance shall be deemed Additional Rental to be paid by the Tenant to the Landlord within thirty (30) days of Landlord’s written demand.

12.3.            Waiver.  Neither Landlord nor Tenant shall make any claim for recovery against the other party, and each expressly waives any right of recovery against the other party for damage to or loss of the Premises, improvements thereon, the contents thereof, equipment, merchandise, inventory, furniture, furnishings or fixtures, which damage or loss may arise by fire or any other peril covered by any policy of insurance containing a waiver of subrogation right against the other party in said policy when said loss is caused by or results from any acts of carelessness or negligence of the other party, its officers, employees or other persons under its control. Each party agrees that, if any property shall be stolen, damaged or destroyed by an insured peril, such party shall not have any liability to the other party, nor to any insurer of the other party, for or in respect of such theft, damage or destruction, and each party shall require all policies of risk insurance carried by it to contain or be endorsed with a provision in and by which the insurer designated therein shall waive its right of subrogation against the other party.

12.4.            Tenant’s Indemnity.  Tenant shall indemnify and hold harmless Landlord from all loss, claim, demand, damage, liability, or expense, including reasonable attorneys' fees and costs, resulting from any injury to or death of any person or any loss of or damage to any property caused by or resulting from any act, omission, or negligence of Tenant or any officer, employee, agent, contractor or licensee of Tenant in or about the Premises or the Building.  The foregoing provision shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties caused by any act, omission or negligence of Landlord or any member, officer, director, employee, agent contractor of Landlord.

12.5.            Landlord’s and Common Area Owner’s Insurance. During the Term of this Lease, Landlord (with respect to the Building and the Premises) and the Common Area Owner, directly or through the Association (with respect to the Weston Town Center Common Property), shall maintain with responsible companies qualified to do business in the State of Florida, at no cost or expense to Tenant, a policy of fire, windstorm and extended coverage insurance in an amount adequate to cover the replacement cost (subject to commercially reasonable deductibles) of the Building, the Premises (other than leasehold improvements constructed by or on behalf of Tenant, any Tenant Alterations, trade fixtures, inventory and other contents located in the Premises from time to time) and the Weston Town Center Common Property, covering loss occasioned by fire, windstorm, flood, vandalism, malicious mischief, sprinkler leakage and other hazards and/or casualties including special extended coverage.  All such insurance shall be written on a company or companies authorized to engage in the business of casualty and general liability insurance in the State of Florida, and Landlord and the Common Area Owner each shall deliver to Tenant customary certificates evidencing such paid-up insurance, which certificates are to be issued by the insurance companies and delivered to Tenant on a yearly basis during the Term of this Lease. The policies of insurance provided herein shall be for a period of not less than one (1) year, it being understood and agreed that fifteen (15) days prior to the expiration of any policy of insurance, Landlord and the Common Area Owner will deliver to Tenant customary certificates evidencing such paid-up insurance.

12.6.            Landlord’s Indemnity. Landlord shall indemnify, defend and hold Tenant harmless from and against all loss, claim, demand, damage, liability or expense, including reasonable attorneys' fees and costs, resulting from any injury to or death of any person or any loss of or damage to any property caused by or resulting from any act, omission or negligence of Landlord or any officer, employee, agent, contractor or licensee of Landlord in or about the Premises, the Building or the Weston Town Center Common Property.  The foregoing provision shall not be construed to make Landlord responsible for loss, damage, liability or expense resulting from injuries to third parties caused by any act, omission or negligence of Tenant or of any officer, employee, agent contractor, invitee or visitor of Tenant.

13.	DAMAGE OR DESTRUCTION.

13.1.            Landlord’s Duty to Repair and Restore.  If all or a substantial part of the Premises is rendered untenantable or inaccessible by damage to all or any part of the Premises or Building from fire, windstorm, flood, the elements, accident, or other casualty (collectively “Casualty”) then, unless Landlord or Tenant is entitled, and elects, to terminate this Lease pursuant to Section 13 hereof, Landlord shall, at its expense, use reasonable commercial efforts to promptly repair and restore the Premises and/or the Building, as the case may be, to substantially their former condition to the extent permitted by then applicable zoning, building or other laws then in existence; provided, however, that in no event shall Landlord have any obligation to repair or restore any of Tenant’s trade fixtures, personal property, equipment, inventory, or any Alterations to the Premises whether made by Tenant or Landlord.

13.2.            Rent Abatement.  If Landlord is required to repair damage to the Premises and/or the Building, and this Lease is not terminated pursuant to Section 13 hereof, this Lease shall continue in full force and effect but Tenant’s Base Rent from the date of the Casualty through the date of substantial completion of the repair shall be abated with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair.  Notwithstanding anything contained in this Lease to the contrary, no provision hereof shall operate to extend or otherwise alter the Term of this Lease.

13.3.            Landlord’s Right to Terminate.  Landlord may elect to terminate this Lease under the following circumstances by providing written notice to Tenant within 90 days following damage caused by such Casualty: (i) if, in Landlord’s sole judgment, the Premises and/or the Building cannot be substantially repaired and restored under the then applicable building, zoning, or other laws within 8 months from the date of the Casualty; (ii) if 50% or more of the Premises is damaged or destroyed (including, without limitation, by smoke or water damage); (iii) if 50% or more of the Building is damaged or destroyed (including, without limitation, by smoke or water damage), regardless of whether the Premises are damaged or destroyed; (iv) if the Casualty occurs during the last 12 months of the Term (provided, however, that, if Landlord shall exercise said right of termination and at that time Tenant shall have the right to extend the Lease Term, Tenant may render Landlord’s notice of termination null, provided that Tenant, within fifteen (15) days of receipt of the notice, shall elect to extend the term of this Lease); (v) Tenant is in material default of the Lease,; or (vi) Tenant has vacated or abandoned the Premises.

13.4.            Tenant’s Right to Terminate.  In the event that Landlord does not elect to terminate this Lease pursuant to Section 13.3 hereof, Landlord shall deliver to Tenant a written determination of an engineering or architectural firm selected by Landlord stating the estimated time for substantial completion of the restoration of the damaged portion of the Premises or that part of the Building that will render the Premises accessible, which determination shall be sent to Tenant no later than thirty (30) days after the date of the Casualty.  The date that such engineering or architectural firm so concludes that substantial completion can be accomplished is hereinafter called the “Estimated Completion Date”.  Tenant may elect to terminate this Lease under the following circumstances: (i) if the Casualty occurs during the last 24 months of the Term and if the Estimated Completion Date is more than one hundred fifty (150) days after the date of the engineering or architectural firm’s report of substantial completion, and provided that Tenant’s written notice of termination is received by Landlord no more than ten (10) days after Tenant’s receipt of the engineering or architectural firm’s written determination of substantial completion;   (ii) if Landlord shall not commence, in good faith, repair and restoration work within ninety  (90) days after the Casualty, provided, however, Tenant’s termination notice shall be deemed null, void and of no force or effect in the event Landlord commences, in good faith, the repair and restoration work prior to expiration of the aforesaid thirty (30) day period and provides written notice thereof to Tenant; or (iii) if Landlord shall fail with all due diligence to continue with such repair and restoration work to completion within 8-months after the date of the Casualty), then Tenant shall have the right in addition to all other rights and remedies available at law, in equity, or under this Lease, to terminate this Lease by giving 30-days prior written notice of its election so to do to Landlord, provided, however, Tenant’s termination notice shall be deemed null, void and of no force or effect in the event Landlord substantially completes such restoration at any time prior to the expiration of the aforesaid thirty (30) day period and provides written notice thereof to Tenant.

13.5.            Tenant's Obligation to Repair and Restore.  Tenant, at its sole cost and expense, shall be responsible for the repair, replacement and reconstruction of any Tenant leasehold improvements, Tenant’s Alterations, and Tenant’s Removable Trade Fixtures. Tenant shall commence the performance of the foregoing repair, replacement and reconstruction promptly upon delivery to it of possession of Premises with the Restoration Work completed, and shall diligently prosecute the same to completion promptly thereafter, all such work by Tenant to be completed within a reasonable period of time not to exceed two hundred forty (240) days following the date on which possession of the Premises shall be redelivered to Tenant by Landlord.  Landlord shall in no event be required to expend any of its own funds in connection with Tenant’s reconstruction work.

13.6.            Waiver by Tenant.   In no event shall Landlord be liable to Tenant and Tenant hereby waives any and all right of recovery which it might otherwise have against the Landlord, Common Area Owner, and the Association, and their respective agents, directors, officers, partners, members, attorneys, employees, successor and assigns, for any loss or damages whatsoever by reason of any injury to or interference with Tenant’s business or property, loss of use of the Premises, any damage or loss not covered by Tenant’s insurance (including insurance deductibles and insurance that Tenant is required to maintain under Section 12 above), damage or loss to Tenant’s personal property, merchandise, inventory, furniture, furnishings, fixtures, trade fixtures, Alterations, intellectual property, or any other property, or any inconvenience occasioned by or arising from any such Casualty and the repair and/or restoration thereof to the Premises and/or the Building, unless such damage or loss is the result of the negligence or misconduct of Landlord, the Common Area Owner, and/or the Association, or any of their respective agents, directors, officers, partners, members, or employees.

14.	ASSIGNMENT, TRANSFER & SUBLETTING.

Except as otherwise expressly provided in this Section 14, Tenant shall not assign the Lease nor sublet the Premises or any portion thereof without the prior written permission and consent of Landlord which approval or disapproval shall not be unreasonably withheld, delayed or conditioned.  Any consent by Landlord once shall not constitute a waiver of the requirement for its consent to any future subletting or assignment of this Lease. If this Lease or any interest of Tenant herein is assigned or encumbered or if the whole or any part of the Premises is sublet after having obtained Landlord's prior written consent thereto or as a Permitted Transaction (as defined below), Tenant shall nevertheless remain liable for the full performance of all obligations required to be performed by Tenant under this Lease and Tenant will require any assignee to execute and deliver to Landlord an assumption of liability agreement in form satisfactory to Landlord including, without limitation, an assumption by assignee of all of the obligations of Tenant and the assignee's ratification of and agreement to be bound by all of the provisions of this Lease. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or consent to the assignment or subletting: of the Premises.

In the event Tenant shall desire to assign the Lease or sublet the Premises, in whole or in part, Tenant shall give Landlord not less than thirty (30) days prior written notice. Such notice shall set forth all pertinent business terms of the proposed assignment or subletting, as the case may be, as well as, the name and address of the proposed assignee or subtenant, information as to the financial condition of the proposed assignee or subtenant and proposed use which assignee or subtenant desires to make of the Premises. Such notice shall bear the signature of the proposed assignee or subtenant attesting to its accuracy. Tenant shall in addition, at Landlord’s request, furnish such other information as Landlord may reasonably request concerning such proposed assignment or subletting. Tenant shall reimburse Landlord for Landlord’s reasonable costs of obtaining mortgagee approval of such request, and Landlord’s reasonable legal fees and costs, and all other reasonable out-of-pocket costs incurred by Landlord (currently not less than $850 or such greater amount as may be reasonable under the circumstances, relative to document review and/or preparation in connection with the proposed transaction, but in no event greater than $2,550).

Notwithstanding the above, Tenant may, without the approval of Landlord, assign the Lease, or any part thereof, or sublease the Premises, in whole or in part, to: (a) any corporation which has the power to direct Tenant’s management and operation, or any corporation whose management and operation is controlled by Tenant; or (b) any corporation a majority of whose voting stock is owned by Tenant; or (c) any corporation in which or with which Tenant, its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for merger or consolidation of corporations, so long as the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or created by such consolidation; or (d) any corporation acquiring this Lease and a substantial portion of Tenant’s assets; or (e) any corporate successor to a successor corporation becoming such by either of the methods described in subsections (c) or (d).  Each of the foregoing is referred to hereinafter as a “Permitted Transaction”.

Prior to effecting a “Change of Control” (as defined herein), Tenant shall give Landlord at least fifteen (15) days prior written notice of such Change of Control and the same shall be considered an assignment of this Lease and unless otherwise exempt in accordance with the provisions of the following sentence, Landlord's consent thereto shall be required.  Notwithstanding the foregoing, any "Change of Control" occurring during the term of this Lease shall not be restricted in any manner and shall not require the Landlord's consent:  (a) if such transaction would have been a Permitted Transaction (not requiring the Landlord's consent) had the same been effected by an assignment or sublease instrument alone rather than involving a stock transfer; (b) if the Tenant, the transferor or the transferee is a corporation, all or any portion of whose shares are traded and listed on a stock exchange (including the over-the-counter market) (a "public company"); (c) if the transaction is one by which Tenant becomes or ceases to be a public company; or (d) where the individuals or entities owning a controlling interest of the Tenant or of the Tenant's parent company or partnership entity immediately prior to the transaction in question continue to retain voting control of the Tenant, either directly or through control of the Tenant's parent company or partnership entity, after the transaction in question.

15.	LANDLORD'S AND ASSOCIATION’S INTERESTS NOT SUBJECT TO LIENS.

15.1.            Liens, Generally.  Tenant shall not create or cause to be imposed, claimed or filed upon the Premises, the Building, or any other portion of Weston Town Center, or upon the interest of Landlord or the Association therein, any lien, charge or encumbrance whatsoever. If, because of any act or omission of Tenant, any such lien, charge or encumbrance shall be imposed, claimed or filed, Tenant shall, at its sole cost and expense, cause the same to be fully paid and satisfied or otherwise discharged of record by bonding or otherwise, and Tenant shall indemnify, defend, save and hold Landlord harmless from and against, and reimburse Landlord for, any and all obligations, damages, injunctions, suits, fines, penalties, demands, claims, costs, expenses, actions, liabilities, suits, proceedings and losses of whatever nature (including, without limitation, attorneys' fees and court costs), resulting or on account thereof and therefrom. In the event that Tenant shall fail to comply with the foregoing provisions of this Section 15, Landlord shall, in addition to Landlord's other rights and remedies, have the option of paying, satisfying or otherwise discharging (by bonding or otherwise) such lien, charge or encumbrance and Tenant agrees to reimburse Landlord, upon demand and as Additional Rent, for all sums so paid and for all costs and expenses incurred by Landlord in connection therewith, together with interest thereon, until paid.

15.2.            Construction Liens.  Landlord's interest in the Premises shall not be subjected to liens of any nature by reason of Tenant's construction, alteration, repair, restoration, replacement or reconstruction of any improvements on or in the Premises, including, without limitation, those arising by reason of any other act or omission of Tenant (or of any person claiming by, through or under Tenant). All persons dealing with Tenant are hereby placed on notice that such persons shall not look to Landlord or to Landlord's credit or assets (including, without limitation, Landlord's interest in the Premises or in Weston Town Center) for payment or satisfaction of any obligations incurred in connection with the construction, alteration, repair, restoration, replacement or reconstruction thereof by, through or under Tenant. Tenant has no power, right or authority to subject Landlord's or the Association’s interest in the Premises, the Building or any other portion of Weston Town Center, to any lien or claim of lien. If a lien, a claim of lien or an order for the payment of money shall be imposed against the Premises or any improvements thereon, therein or thereto, on account of work performed, or alleged to have been performed, for or on behalf of Tenant, Tenant shall, within thirty (30) days after written notice of the imposition of such lien, claim or order, cause the Premises and such improvements to be released therefrom by the payment of the obligation secured thereby or by furnishing a bond or by any other method prescribed or permitted by law. If a lien is released, Tenant shall thereupon furnish Landlord with a written instrument of release in form for recording in the office of the Clerk of the Circuit Court, Broward County, Florida, and otherwise sufficient to establish the release as a matter of record.

16.	EMINENT DOMAIN.

In the event the Premises, the Building or any part thereof shall be taken or condemned for public purposes by any competent authority, except as otherwise provided herein, the entire compensation awarded therefor shall belong to the Landlord, without any deduction therefrom for any present or future estate of Tenant; provided; however, that in the event more than twenty (20%) percent of the Premises shall be so taken or condemned, then either the Landlord or Tenant shall have the option of terminating the Lease upon giving to the other written notice of such election within thirty (30) days after possession of the part condemned has been taken by proper authorities, whereupon the Term of this Lease shall be terminated as of the date on which possession is so taken. If neither Landlord nor Tenant so elects to terminate the Lease, then Landlord at its own expense shall repair and restore the Premises not affected by the taking to its former condition as the circumstances will permit so that the remaining premises constitute a complete architectural unit.  If the award is insufficient to pay for the restoration, Landlord shall be responsible for the remaining cost and expense of such restoration, provided, however, that Landlord shall in no event be required to expend any of its own funds for repairs or alterations which constitute Tenant’s Alterations, Tenant’s Removable Trade Fixtures, and Tenant’s fixtures.  During any period of time that, by reason of such taking or condemnation, there is any material interference with access to the Premises, there shall be a fair and equitable abatement of the rent payable hereunder, taking into account the extent to which Tenant’s operations may thereby be interfered with. Tenant shall have the right to make any claims allowed by the laws of the State of Florida against the condemning authority for the following: (a) the value or cost of its fixtures, equipment and other personalty; (b) its relocation expenses; and (c) the cost of any leasehold improvements made by Tenant in and to the Premises less the amount of the Tenant Improvement Allowance.  Notwithstanding anything to the contrary set forth in this Section 16, in the event only one award is given, then Tenant shall have the right to share in such award relative to the aforesaid claims.

17.	SUBORDINATION & ATTORNMENT.

17.1.            Subordination. Subject to the provisions of this Section 17.1, this Lease, Tenant's interest hereunder and Tenant's leasehold interest in and to the Premises, are hereby agreed by Tenant to be and are hereby made junior, inferior, subordinate and subject in right, title, interest, lien, encumbrance, priority, and all other respects, to any mortgage or mortgages placed on the property of which the Premises are a part, without the necessity of the execution of any further instrument or agreement of subordination on the part of Tenant. On or prior to the Commencement Date of the Lease, Landlord covenants to use its best efforts to obtain from each lender the security for whose loan encumbers the Premises or the Building as of the Execution Date, an executed nondisturbance agreement assuring Tenant that, notwithstanding any default by Landlord to the lender or any foreclosure or deed in lieu thereof, Tenant’ s rights under this Lease shall continue in full force and effect and its possession of the Premises shall remain undisturbed (including, without limitation, permission for insurance proceeds and eminent domain awards to be applied as required hereunder), except in accordance with the provisions of this Lease, so long as Tenant is not in default hereunder so as to permit Lease termination.  The form and content of such agreement(s) shall be reasonably acceptable to Tenant.  In no event shall such non-disturbance agreement be a condition of this Lease.  Additionally, Tenant shall, upon Landlord’s request, subordinate this Lease in the future to any first lien placed by Landlord upon the Premises or the Building with an institutional first mortgagee, provided that such lender executes a nondisturbance agreement substantially similar in form and content to that which is required in the first sentence of this paragraph.  Tenant will, upon request of the lienholder, be a party to such an agreement, and will agree that, if such lienholder succeeds to the interest of Landlord, Tenant will recognize said lienholder (or successor in interest of the lienholder) as its landlord under the terms of this Lease.

17.2.            Attornment.  Tenant shall and hereby agrees to attorn, and be bound under all of the terms, provisions, covenants and conditions of this Lease, to any successor of the interest of Landlord under this Lease for the balance of the Term of this Lease remaining at the time of the succession of such interest to such successor. In particular, in the event that any proceedings are brought for the foreclosure of any mortgage encumbering any or all, or a combination of, the Premises or the Building, Tenant shall attorn to the purchaser at any such foreclosure sale and recognize such purchaser as Landlord under this Lease, subject, however, to the provisions of Section 17.1 and all of the other terms and conditions of this Lease.  Tenant agrees that neither the purchaser at any such foreclosure sale nor the foreclosing mortgagee shall have any liability for any act or omission of Landlord, be subject to any offsets or defenses which Tenant may have as claim against Landlord or be bound by any advance rents which may have been paid by Tenant to Landlord for more than the current period in which such rents come due.

18.	END OF TERM.

18.1.            Surrender of Premises. Tenant shall, on the last day of the Term of this Lease or upon the sooner termination thereof, peaceably and quietly surrender and deliver the Premises to Landlord "broom clean" in good order, condition and repair, reasonable wear and tear and damage by fire or other casualty excepted, and free and clear of liens and encumbrances.  Tenant shall remove Tenant’s Removable Trade Fixtures, Tenant's goods, effects, personal property, business and trade fixtures, machinery and equipment, and those of any persons claiming under Tenant (collectively, "Tenant's Property").  Landlord may remove any of Tenant's Property not removed at the expiration or other termination of this Lease without any liability whatsoever to Tenant. Tenant shall promptly reimburse Landlord upon demand for any expense incurred by Landlord in connection with such removal.

18.2.            Title to Leasehold Improvements. Upon surrender, or upon the expiration of the Term or sooner termination of this Lease, whichever shall first occur, all improvements, installations, fixtures (except Removable Trade Fixtures and Tenant’s Property), alterations and additions, whether originally constructed installed, delivered or placed in the Premises by Landlord or Tenant, shall remain in the Premises as part thereof and as the property of Landlord, and title thereto shall thereupon, and without further act of either party, vest in Landlord.  However, if requested by Landlord, Tenant shall promptly thereafter execute and deliver to Landlord such deed or bill of sale as Landlord may reasonably require, provided that no covenant, warranty or representation of Tenant shall be contained therein.

18.3.            Holding Over.  If Tenant or any other person or party shall remain in possession of the Premises or any part thereof following the expiration of the Term or earlier termination of this Lease without an agreement in writing between Landlord and Tenant with respect thereto, at the option of Landlord, in addition to any and all other rights and remedies of Landlord, the person or party remaining in possession shall be deemed to be a tenant at sufferance, and during any such holdover, the rents payable under this Lease by such tenant at sufferance shall be one hundred and fifty percent (150%) of the rate or rates in effect immediately prior to the expiration of the Term or earlier termination of this Lease. In addition, Tenant agrees to pay monthly all sales taxes assessed against such increased rent. In no event, however, shall such holding over be deemed or construed to be or constitute a renewal or extension of this Lease.

19.	ENVIRONMENTAL COMPLIANCE.

19.1.            No Storage or Disposal. Tenant shall not handle, install, store, use, treat, transport or dispose of, spill or discharge (or knowingly permit or acquiesce in the handling, installation, storage, use, treatment, transportation, spilling, discharge or disposal by Tenant, its agents, employees, independent contractors, or subtenants) on the Premises, the Building, the Weston Town Center Common Property or any other portions of Weston Town Center any: (a) asbestos in any form; (b) urea formaldehyde foam insulation; (c) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million; or (d) any other chemical, material, air pollutant, toxic pollutant, waste, or substance which is regulated as toxic or hazardous or exposure to which is prohibited, limited or regulated by the Resource Conservation Recovery Act, the Comprehensive and Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act or any other federal, state, county, regional, local or other governmental authority or which, even if not so regulated, may or could pose a hazard to the health and safety of the occupants of the Premises, the premises adjacent to the Premises or any other portions of Weston Town Center; and which is either: (i) present in amounts in excess of that permitted or deemed safe under applicable law; or (ii) handled, installed, stored, used, treated, transported, spilled, discharged or disposed of in any manner which is prohibited or deemed unsafe under applicable law. (The substances referred to in (a), (b), (c) or (d) are collectively referred to hereinafter as "Hazardous Materials"). The foregoing is not intended to prevent the use of customary office products customarily used by Tenant, provided that the use, storage and disposal thereof is in strict compliance with all applicable Cleanup Laws.

19.2.            Cleanup Laws. Tenant shall, at Tenant's own expense, comply with any presently existing or hereafter enacted laws relating to Hazardous Materials ("Cleanup Laws"). Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all requirements of the appropriate governmental authority (the "Authority") under the Cleanup Laws. Should any Authority require that a cleanup plan be prepared and that a cleanup be undertaken because of the existence of Hazardous Materials which were handled, installed, stored, used, treated, transported, disposed of, spilled or discharged in the Building or on the Premises, or on any portion of the Weston Town Center Common Property or any other portion of Weston Town Center by Tenant, its agents, employees, independent contractors or subtenants during the Term of this Lease, Tenant shall, at Tenant's own expense, prepare and submit the required plans and financial assurances and carry out the approved plans in accordance with such Cleanup Laws and to Landlord's satisfaction. At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord for preparation of affidavits or other documents required by Landlord to determine the applicability of the Cleanup Laws to the Building, the Premises, or any such portion of the Weston Town Center Common Property or any other portion of Weston Town Center, as the case may be, and shall sign the affidavits promptly when requested to do so by Landlord. Tenant shall indemnify, defend, save and hold Landlord harmless from and against, and reimburse Landlord for, any and all obligations, damages, injunctions, suits, fines, penalties, demands, claims, costs, expenses, actions, liabilities, suits, proceedings and losses of whatever nature (including, without limitation, attorneys' fees and court costs), and all cleanup or removal costs and all actions of any kind arising out of or in any way connected with the handling, installation, storage, use, treatment, transporting, disposal, spillage or discharge of Hazardous Materials in the Building or on the Premises, or on any portion of the Weston Town Center Common Property or any other portion of Weston Town Center by Tenant, its agents, employees, independent contractors or subtenants during the Lease Term; and from all fines, suits, procedures, claims and actions of any kind arising out of Tenant's failure to provide all information, make all submissions and take all steps required by the Authority under the Cleanup Laws or any other environmental law. Tenant's obligations and liabilities under this Section 19.2 shall continue so long as Landlord, any of Landlord's Affiliates and/or the Association remain responsible for Hazardous Materials at the Building, the Premises, or any portion of the Weston Town Center Common Property or any other portion of Weston Town Center, that were handled, installed, stored, used, treated, transported, disposed of, spilled or discharged during the Lease Term by Tenant, its agents, employees, independent contractors or subtenants. In addition to and not in limitation of Landlord's other rights and remedies, Tenant's failure to abide by the terms of this Section 19.2 shall be restrainable by injunction.

19.3.            Environmental Notices. Each party shall promptly supply the other party with copies of any notices, correspondence and submissions made by such party to or received by such party from any governmental authorities of the United States Environmental Protection Agency, the United States Occupational Safety and Health Administration, or any other local, state or federal authority that relates to environmental matters or hazardous waste or substances.

20.	DEFAULT.

20.1.            Events of Default.  Each of the following events shall be an "Event of Default" hereunder by Tenant and shall constitute a breach of this Lease:

20.1.1. If, at anytime during the Term of this Lease, Tenant shall file in any court, pursuant to any statute of either the United States or of any State, a petition in bankruptcy or insolvency, or for reorganization or arrangement, or for the appointment of a receiver or trustee of all or any portion of Tenant's property, including, without limitation, its leasehold interest in the Premises, and such petition is not dismissed within one hundred twenty (120) days of filing or the Lease is rejected within a earlier period of time, or if Tenant shall make an assignment for the benefit of its creditors or petitions for or enters into an arrangement with its creditors.

20.1.2. If, at any time during the Term of this Lease, there shall be filed against Tenant, in any courts pursuant to any statute of the United States or of any State, a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a portion of Tenant's property, including, without limitation, its leasehold interest in the Premises, and any such proceeding against Tenant shall not be dismissed within one hundred twenty days (120) days following the commencement thereof or the Lease is rejected within a earlier period of time.

20.1.3. If Tenant's leasehold interest in the Premises or property therein shall be seized under any levy, execution, attachment or other process of court where the same shall not be vacated or stayed on appeal or otherwise within ninety (90) days thereafter, or if Tenant's leasehold interest in the Premises is sold by judicial sale and such sale is not vacated, set aside or stayed on appeal or otherwise within ninety (90) days thereafter.

20.1.4. If Tenant shall fail to pay, when due, any rents payable hereunder or portion thereof, or any other sum due to Landlord from Tenant hereunder, and such failure continues for ten (10) days after Tenant’s receipt of written notice from Landlord.

20.1.5. If the Premises or any portion thereof are used or permitted to be used for any Restricted Uses, or for the conduct of any business or activity not permitted by this Lease.

20.1.6. If Tenant removes or attempts to remove Tenant's goods, merchandise or property from or out of the Premises, other than in the usual and ordinary course of Tenant's business, without the prior written consent and approval of Landlord and without having first paid to Landlord all rents which may become due during the entire Term of this Lease.

20.1.7. If any assignment or transfer shall be made, attempted to be made or deemed to be made that is in violation of any of the provisions of this Lease.

20.1.8. If Tenant shall be in default of any other term or provision of this Lease, and Tenant, with respect to a non-monetary default, shall have failed within thirty (30) days of receipt of Landlord's written notice (or such shorter time as is expressly provided in this Lease) to correct such default; provided that if such default is not curable within such thirty (30) day period, Tenant shall have failed within such thirty (30) day period to begin the correction of the default or thereafter fails actively and diligently and in good faith to proceed with and continue the correction of the default until it shall be fully corrected, but in no event shall such cure period exceed ninety (90) days in the aggregate.

20.2.            Remedies. If an Event of Default shall occur, then and in addition to any other rights or remedies Landlord may have under this Lease and at law or in equity, Landlord shall have the following rights upon no less than three (3) days written notice to Tenant:

20.2.1. Without terminating this Lease, to accelerate the whole or any part of the Base Rent for the entire unexpired balance of the Term of this Lease, and any rent so accelerated shall, in addition to any and all installments of rent already due and payable and in arrears, and/or any other charge, expense or cost herein agreed to be paid by Tenant which may be due and payable and in arrears, be deemed due and payable as if, by the terms and provisions of this Lease, such accelerated rent were on that date payable in advance.  The accelerated rent shall be discounted to its present value at the annual interest rate established by the Chief Financial Office of the Florida Department of Financial Services pursuant to Florida Statute, Section 55.03, for the year in which Landlord elects to accelerate the Base Rent.

20.2.2. After use of appropriate summary process, to enter the Premises, and without further demand or notice, proceed to distress and have sold the goods, chattels and personal property there found, to levy the rent, Tenant shall pay all costs and officer's commissions, including, without limitation, watchmen's wages and sums chargeable to Landlord, and further including, without limitation, any sums chargeable according to state law, as commissions to the constable or other person making the levy, and in such case all costs, officer's commissions and other charges shall immediately attach and become part of the claim of Landlord for rent, and any tender of rent without said costs, commissions and charges made, shall not be sufficient to satisfy the claim of Landlord.

20.2.3. After use of appropriate summary process, to re-enter the Premises and without further demand or notice, remove all persons and all or any property therefrom, by summary eviction proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and repossess and enjoy the Premises, together with all alterations, fixtures, signs and other installations and improvements of Tenant. Upon recovering possession of the Premises by reason of or based upon or arising out of a default on the part of Tenant, Landlord may, at Landlord's option, either terminate this Lease or make such alterations and repairs as may be necessary in order to relet the Premises and relet the Premises or any part or parts thereof for the account of Tenant, either in Landlord's name or otherwise, for a term or terms which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and at such rents and upon such other terms and conditions as in Landlord's reasonable discretion may seem advisable and to such person or persons as may in Landlord's discretion seem best; upon each such reletting all rents received by Landlord from such reletting shall be applied: first, to the payment of any costs and expenses of such reletting, including, without limitation, brokerage fees and attorney fees and all costs of such alterations and repairs; second, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as it may become due and payable hereunder. If such rentals received from such reletting during any month shall be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Premises or the making of alterations and/or improvements thereto or the reletting thereof shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of such intention be given to Tenant.  Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises or, in the event that the Premises or any part or parts thereof are relet, for failure to collect the rent thereof under such reletting. Tenant, for Tenant and Tenant's successors and assigns, hereby irrevocably constitutes and appoints Landlord as Tenant's and their agent to collect the rents due and to become due under all subleases of the Premises or any parts thereof without in any way affecting Tenant's obligation to pay any unpaid balance of rent due or to become due hereunder. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

20.2.4. To declare a default hereunder and take possession of the Premises without any right on the part of Tenant to waive the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken. Whereupon Landlord shall be entitled to recover, in addition to any and all sums and damages for violation of Tenant's obligations hereunder in existence at such time, damages for Tenant's default in an amount equal to the amount of the rent reserved for the balance of the Term of this Lease, as well as all other charges, payments, costs and expenses herein agreed to be paid by Tenant.

20.2.5. To terminate this Lease and the term hereby created without any right on the part of Tenant to waive the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken. Whereupon Landlord shall be entitled to recover, in addition to any and all sums and damages for violation of Tenant's obligations hereunder in existence at the time of such termination, damages for Tenant's default in an amount equal to the amount of the rent reserved for the balance of the Term of this Lease, as well as all other charges, payments, costs and the expenses herein agreed to be paid by Tenant.

20.2.6. In the event the Premises are relet by Landlord, Tenant shall be entitled to a credit against its rental obligations hereunder in the amount of rents received by Landlord from any such reletting of the Premises less any reasonable costs incurred by Landlord (not previously reimbursed by Tenant) in connection with the repossession and reletting of the Premises (including, without limitation, reasonable attorneys’ fees, brokerage commissions, and any cost of repairs, alterations and improvements to the Premises).  In the event of any termination of this Lease or repossession of the Premises by Landlord as aforesaid, Landlord shall use reasonable efforts to relet the Premises at a fair market rental or as near thereto as is possible under the circumstances then existing so as to minimize the damages suffered by Landlord and payable by Tenant hereunder.

20.3.            Right of Injunctive Relief.  In the event of a breach or threatened breach by Tenant of any of the terms, covenants, conditions or provisions thereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for.

20.4.            Rights Not Exclusive, Additional Remedies. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law provided that each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute. Nothing herein contained shall be construed as precluding the Landlord from having or exercising such lawful remedies as may be and become necessary in order to preserve the Landlord's right or the interest of the Landlord in the Premises and in this Lease, even before the expiration of any notice periods provided for in this Lease, if under the particular circumstances then existing the allowance of such notice periods will prejudice or will endanger the rights and estate of the Landlord in this Lease and in the Premises. Landlord may assign any or all of its enforcement rights hereunder or in connection herewith to the Association, on an exclusive or nonexclusive basis, in Landlord’s sole discretion.

20.5.            Intentionally Deleted.

20.6.            Notice to Landlord.  Landlord shall in no event be in default in the performance of any of its obligations contained in this Lease unless and until Landlord shall have failed to commence to perform such obligation within a reasonable period of time after receipt of written notice from Tenant by Landlord properly specifying wherein Landlord has failed to perform any such obligation or shall have failed to proceed thereafter with reasonable diligence to complete such performance. Notwithstanding the foregoing, if in Tenant’s reasonable judgment, an emergency (as defined in Section 10.1.2. hereof) shall exist, Tenant may cure such default without any prior notice to Landlord.  If Landlord has not reimbursed Tenant within thirty (30) days after receipt of Tenant’s bill, Tenant may deduct the reasonable cost of such expense from the Base Rent next becoming due after the expiration of said thirty (30) day period. The self-help option given in this Section is for the sole protection of Tenant, and its existence shall not release Landlord from its obligation to perform the terms, provisions, covenants and conditions herein provided to be performed by Landlord or deprive Tenant of any legal rights which it may have by reason of any such default by Landlord.

20.7.            Landlord’s Lien.  Landlord shall have at all times during the Term of this Lease, a valid lien for all rents and other sums of money becoming due hereunder from Tenant, upon all goods, wares, merchandise, inventory, furniture, fixtures, equipment and other personal property and effects of Tenant situated in or upon the Premises, and such property shall not be removed therefrom without the approval and consent of Landlord (which shall not be unreasonably withheld, delayed or conditioned) until all arrearage in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged in full.  Upon the occurrence of any Event of Default by Tenant, Landlord may, in addition to any other remedies provided herein or by law, enter upon the Premises and take possession of any and all goods, wares, merchandise, inventory, furniture, fixtures, equipment and other personal property and effects of Tenant situated in or upon the Premises without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, at which Landlord or its assigns may purchase, and apply the proceeds thereof, less any and all expenses connected with the taking of possession and sale of the property, as a credit against any sums due by Tenant and Tenant agrees to pay any deficiency forthwith.  Alternatively, the lien hereby granted may be foreclosed in the manner and form provided by law for foreclosure of security interests or in any other manner and form provided by law.  The statutory lien for rent, if any, is not hereby waived and the express contractual lien herein granted is in addition thereto and supplementary thereto.

21.	MISCELLANEOUS.

21.1.            Waiver.  One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed by the other party as a waiver of a subsequent breach of the same term, covenant or condition. The consent or approval of either party to or of any act by the other party of a nature requiring consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

21.2.            Notices.  Any notice required or permitted to be given under this Lease shall be deemed given if delivered personally to an officer or general partner of the party to be notified or sent by United States registered or certified mail, or by national overnight receipted delivery service (e.g. Federal Express), postage prepaid, return receipt requested, and if to Tenant addressed to Tenant at 2000 Ultimate Way, Weston, FL 33326, Attn:  General Counsel, and if to Landlord addressed to Landlord at c/o Belmont Investment Corp., 1400 N. Providence Road, Suite 415, Media, PA 19063, or such other addresses as may be designated by either party by ten (10) days’ written notice to the other. Except as otherwise provided in this Lease, every notice, demand, request or other communication hereunder shall be deemed to have been given, or served and received upon the earlier to occur of: (i) the date of actual delivery thereof; or (ii) the first date on which the United States mail or receipted overnight carrier first attempted to deliver such notice (in the event said carrier is unable to deliver such notice, or delivery of such notice is refused).  Notices sent via facsimile prior to 5:00 pm (Eastern Time) on any business day are permitted so long as same day written confirmation of such transmission is obtained by the sending party and shall be deemed to be received on the date of transmission, provided that a duplicate notice is sent simultaneously by one of the other delivery methods permitted herein.

21.3.            Relationship of Parties.  Nothing contained in this Lease nor any act or acts of the parties shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association whatsoever between Landlord and Tenant, other than the relationship of landlord and tenant.

21.4.            Governing Law.  The laws of the State of Florida shall govern the validity, performance and enforcement of this Lease.

21.5.            Savings Clause.  The invalidity or unenforceability of any provision of this Lease shall not affect or impair the validity of any other provision.

21.6.            Headings.  The paragraph titles herein are for convenience only and do not define, limit or construe the contents of such paragraph.

21.7.            Covenant to Bind Successors.  It is agreed that the provisions, covenants and conditions of this Lease shall be binding on the legal representatives, heirs, successors and assigns of the respective parties hereto.

21.8.            Estoppel Certificate.  Each of Landlord and Tenant shall, within ten (10) days after a request from time to time made by the other party, give a certification in writing to any person, firm or corporation reasonably specified by the requesting party stating: (a) that this Lease is then in full force and effect and unmodified or, if modified, stating the modifications; (b) that, in the case of Tenant, Tenant is not in default in the payment of rent or any additional amounts to Landlord or, if in default, stating such default; (c) that so far as the maker of the certificate knows, the other party is not in default in the performance or observance of any other covenant or condition to be performed or observed under this Lease or, if the other party is in default, stating such default; (d) that so far as the maker of the certificate knows, no event has occurred which authorizes, or with the lapse of time will authorize, the other party to terminate this Lease or, if such event has occurred, stating such event; (e) that so far as the maker of the certificate knows, the other party does not have any offsets, counterclaims or defenses or, if either party has any such offsets, counterclaims or defenses, stating them; (f) in the case of Tenant, the date to which rent and other amounts payable hereunder by Tenant have been paid; and (g) any other matters which may be reasonably requested by the requesting party.

21.9.            Force Majeure.  If the performance by either of the parties of its obligations under this Lease (excluding monetary obligations) is delayed or prevented in whole or in part by any law, rule, regulation, order or other action adopted or taken by any federal, state or local governmental authority (and not attributable to an act or omission of said party), or by any acts of God, fire or other casualty, floods, storms, explosions, accidents, epidemics, war, civil disorders, strikes or other labor difficulties, shortages or failure of supply of materials, labor, fuel, power, equipment, supplies or transportation, or by any other cause not reasonably within said party's control, whether or not specifically mentioned herein, said party shall not be deemed to be in default hereunder with respect thereto unless such party fails to promptly remedy such lack of performance immediately following the end of such event of force majeure.

21.10.                       Brokerage.  Landlord and Tenant hereby represent and warrant to each other that there is no real estate broker or salesperson involved in this Lease other than: NONE.  If a claim for brokerage or similar fees in connection with this Lease is made by any broker, salesperson or finder claiming to have dealt through or on behalf of one of the parties to this Lease, then that party shall indemnify, defend and hold the other party under this Lease harmless from all liabilities, damages, claims, costs, fees and expenses whatsoever (including, without limitation, attorneys' fees and court costs, including those for appellate matters) with respect to said claim for brokerage or similar fees.

21.11.                       Entire Agreement; Amendment.  This Lease contains the entire agreement between the parties and, except as otherwise provided herein, can only be changed, modified, amended or terminated by an instrument in writing executed by the parties. It is mutually acknowledged and agreed by Landlord and Tenant that there are no verbal agreements, representations, warranties or other understandings affecting the same; and that Tenant hereby waives, as a material part of the consideration hereof, all claims against Landlord for rescission, damages or any other form of relief by reason of any alleged covenant, warranty, representation, agreement or understanding not contained in this Lease.

21.12.                       Attorney’s Fees and Costs.  In the event it shall become necessary for either party to employ the services of an attorney to enforce any of its rights under this Lease, regardless of whether a suit be brought, the non-prevailing party shall pay to the prevailing party the prevailing party's attorneys' fees. Should suit be brought for the recovery of possession of the Premises, or for rent or any other sums due Landlord under this Lease, or because of the default of any of Tenant's covenants under this Lease, Tenant shall pay to Landlord all expenses of such suit and any appeal thereof, including, without limitation, attorneys' fees.

21.13.                       Radon Gas. In accordance with the provisions of Florida Statutes Chapter 404.29(8), notification is hereby tendered concerning the possible existence of Radon Gas in or about the Premises. Please be advised that: “Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it overtime. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida.

Additional information regarding radon and radon testing may be obtained from your County Public Health Unit.”

21.14.                       Negotiation and Execution.  The furnishing of this Lease by the Landlord to Tenant shall not be considered an offer to lease, even though completed in every respect, until and unless the appropriate officers of Landlord have executed the document. No correspondence or other communication respecting this Lease shall create any obligation to go forward with this Lease until the Lease document is fully completed and executed by both the Landlord and Tenant.

21.15.                       Limitation of Liability.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS LEASE, NEITHER LANDLORD NOR ANY PRESENT OR FUTURE PARTNER IN OR AFFILIATE OF LANDLORD, NOR ANY SHAREHOLDER, OFFICER, DIRECTOR, MEMBER, EMPLOYEE OR AGENT OF ANY CORPORATION THAT IS OR BECOMES A PARTNER IN LANDLORD, SHALL BE PERSONALLY LIABLE, DIRECTLY OR INDIRECTLY, UNDER OR IN CONNECTION WITH THIS LEASE, OR ANY DOCUMENT, INSTRUMENT OR CERTIFICATE SECURING OR OTHERWISE EXECUTED IN CONNECTION WITH THIS LEASE, OR ANY AMENDMENTS OR MODIFICATIONS TO ANY OF THE FOREGOING MADE AT ANY TIME OR TIMES, HERETOFORE OR HEREAFTER, OR IN RESPECT OF ANY MATTER, CONDITION, INJURY OR LOSS RELATED TO THIS LEASE OR THE BUILDING, AND ONLY LANDLORD'S INTEREST IN THE BUILDING (OR PROCEEDS THEREOF) SHALL BE AVAILABLE TO SATISFY ANY CLAIMS AGAINST LANDLORD; AND THE TENANT AND EACH OF ITS SUCCESSORS AND ASSIGNEES WAIVES AND DOES HEREBY WAIVE ANY SUCH PERSONAL LIABILITY.  For purposes of this Lease, and any such instruments and certificates, and any such amendments or modifications, neither the negative capital account of any partner in Landlord, nor any obligation of any partner in Landlord to restore a negative capital account or to contribute capital to Landlord or to any other partner in Landlord, shall at any time be deemed to be the property or an asset of Landlord or any such other partner (and neither Tenant nor any of its successors or assignees shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or a partner's obligation to restore or contribute).

21.16.                       Waiver of Jury Trial. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES OR ANY CLAIM OF INJURY OR DAMAGE.

21.17.                       Counterparts.  This Lease may be executed in one or more counterparts, which shall be construed together as one document.

21.18.                       Right of First Offer.  Upon condition that Tenant is not in default in the performance of any covenant or obligation to be performed by Tenant under this Lease beyond any applicable notice or cure periods, Landlord agrees that Landlord will not enter into any new lease of any space on the first floor of the Building which may become vacant during the Term of this Lease (the “First Offer Space”) with any tenant unless Landlord shall first offer in writing said space to Tenant.  Prior to entering into negotiations with any other party to lease the First Offer Space, Landlord shall give Tenant notice (“Landlord’s First Offer Notice”) that such space is available for leasing.  If Tenant fails to notify Landlord within ten (10) days of Tenant’s receipt of Landlord’s First Offer Notice that Tenant wishes to lease the First Offer Space, Tenant shall have waived any and all rights it may have under this Section 21.18 with respect to the First Offer Space.  If Tenant notifies Landlord within ten (10) days of Tenant’s receipt of Landlord’s First Offer Notice that Tenant wishes to lease the First Offer Space, the First Offer Space shall automatically be leased to Tenant on the same terms and conditions as set forth in this Lease with respect to the Premises, with coexisting dates of expiration and options to renew, except that the Base Rent shall be at the then current, “Fair Market Rental Rate” for the First Offer Space.  If Tenant shall fail to exercise its right of first offer, then at Landlord’s request, Tenant shall execute a release of its right of first offer herein granted as applicable to the space so offered to Tenant.  For purposes of this Lease, the term “Fair Market Rental Rate” shall mean the annual rent for similar commercial type property in Weston, Florida (taking into account: size, location, condition and other relevant factors, and the term of the extension period, permitted use and other business provisions provided for in this Lease) at the time in which Tenant exercises its option.

21.19.                       Future Development on Weston Town Center Common Property.  The parties acknowledge that the Common Area Owner is currently contemplating the development and construction of multilevel retail and residential use buildings, together with parking garages and certain other common facilities and improvements, on the Weston Town Center Common Property of Weston Town Center (“Future Development”).   The parties agree that nothing contained in this Lease shall prohibit nor prevent the Common Area Owner from pursuing and constructing the Future Development and that any construction of the Future Development shall not unreasonably interfere with Tenant’s business operation, nor with the Premises, nor interfere with parking on the Weston Town Center Common Property by Tenant, its employees, guests, invitees and/or licensees. The parties further agree that the Future Development shall not constitute or be considered as an eviction or disturbance of Tenant's quiet enjoyment or possession of the Premises so long as such steps are accomplished without unreasonable disruption of (i) access to the Premises, (ii) Tenant's business or (ii) the Permitted Use.

21.20.                       Easement and Leasehold Appurtenance.  The Common Area Owner hereby agree to grant to Tenant an easement on, over, across, through and below  that certain property, owned by  Common Area Owner, as same may be necessary, for the installation, operation, repair and replacement of private cables, optics, wires, raceways, relays, and all necessary appurtenances for the furnishing of information and internet communication connections, and networking (“Information Technology Facilities”) to run from, and facilitate hookup and connection between, the Premises and that certain property located at 1830 Main Street, Weston, Florida, and 2000 Ultimate Way, Weston, Florida (“Easement”). Landlord hereby grants to Tenant the right to connect The Information Technology Facilities from the Easement area to the Building, which right shall be a leasehold appurtenance, and which right shall continue in full force and effect for so long as this Lease, together with any exercised Option Term, is in effect.  The Easement shall be in recordable form and shall be in substantially the form and substance as attached hereto as Exhibit E (“Easement Agreement”).  All trenching work will be outside the footprint of the Building, and fiber cable(s) will enter the Building through the wall on the second floor of the Building which will require a bore hole, which bore hole will be no greater than 2 inches in diameter. The Easement Agreement shall be executed by  Common Area Owner, and joined by Landlord,  and thereafter recorded in the Public Records of Broward County, Florida at the time Information Technology Facilities are ready to be installed.  The Easement Agreement shall be for a term to be commensurate with the Term of this Lease, together with any exercised Option Term and/or the term of Tenant’s lease of premised located at 1830 Main Street, Weston, Florida, together with any exercised option term, all as more particularly set forth in the Easement Agreement.  Failure of Landlord to execute the Easement Agreement and cooperate with Tenant in good faith shall constitute a default in this Lease by Landlord .  In addition to the execution and joinder of the Easement Agreement, Landlord and Common Area Owner hereby agree to reasonably cooperate with Tenant and its contractor(s) in their construction and installation of the Information Technology Facilities within the Easement so as to not cause harm to, or delay of, the installation of same; and further to take all actions reasonably requested by Tenant in connection with the Easement and Tenant’s installation of the Information Technology Facilities, including but not limited to the granting of additional easements, execution of any permits, or other documentation which may be reasonably requested or required of them in order to accomplish the installation of same.  Tenant shall pay all costs associated with the Easement including, without limitation, survey costs, engineering fees, legal fees, and any costs incurred in running the Information Technology Facilities, to the Building, 1830 Main Street, Weston, Florida, and 2000 Ultimate Way, Weston Florida, including, without limitation, construction costs, construction plans, engineering fees, and permit fees.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed as of the Execution Date.

Signed, sealed and delivered                        "LANDLORD"
in the presence of:                       2000 Main Street Associates, LLC,

/s/ Peter  Mardinly
Print Name:Peter Mardinly                    A Delaware limited liability company

/s/ Maria Costigan                         By: /s/ Barry J. Belmont
Print Name:Maria J. Costigan                     Barry J. Belmont, President

                        ACKNOWLEDGMENT

COMMONWEALTH OF PENNSYLVANIA                       )
                    ) SS:
COUNTY OF DELAWARE                                                    )

       The foregoing instrument was acknowledged before me this 4  day of _November  , 2010, by Barry J. Belmont, President of 2000 Main Street Associates, LLC, a Delaware Limited Liability company, who is personally known to me or has produced  __ as identification.

                                 NOTARY PUBLIC  /s/ Steven Harner
                                 Print Name: Steven J. Harner
                                 Commission Exp:11/18/2010
                                 Commission No:_________

Signed, sealed and delivered                  "TENANT"
in the presence of:

/s/ Evelyn Koganti
Print Name: Evelyn Koganti

                         The Ultimate Software Group, Inc.,

/s/ Crystal Schaffer

Print Name:_Crystal Schaffer               a Delaware corporation
                         doing business in Florida as
                         US Group (DE), Inc.

                         By: /s/ Robert Manne
                         Name:_Robert Manne
                         Title:_Senior VP

                            ACKNOWLEDGMENT

                              Individual

STATE OF   Florida                                                                            )
                      ) SS:
COUNTY OF  Broward                                                                  )

       The foregoing instrument was acknowledged before me this_3 day of November, 2010, by  Robert Manne  as Sr. VP  of  Ultimate Software Group, Inc. a Delaware corporation, who is personally known to me or has produced  __ as identification.

                           NOTARY PUBLIC: /s/ Darlene J. Smith
                          Print Name:___Darlene Smith
                          Commission Exp:________
                          Commission No:_________

Signed, sealed and delivered                "COMMON AREA OWNER"
in the presence of:                  WESTON COMMON AREA, LLC,

/s/Peter  Mardinly
Print Name:_Peter A. Mardinly               A Florida limited liability company

 /s/ Maria J. Costigan                   By: /s/ Barry J. Belmont
Print Name:Maria J. Costigan                Barry J. Belmont, Managing Member

                                      ACKNOWLEDGMENT

COMMONWEALTH OF PENNSYLVANIA                       )
                    ) SS:
COUNTY OF DELAWARE                                                    )

       The foregoing instrument was acknowledged before me this __4th  day of November , 2010, by Barry J. Belmont, the managing member of Weston Common Area, LLC, a Florida limited liability company, who is personally known to me or has produced as identification.

                            NOTARY PUBLIC: /s/ Steven J. Harner
                            Print Name: Steven J. Harner
                            Commission Exp:_________
                            Commission No:__________

Exhibit A
Weston Town Center Site Plan
[                                                                                                                                                              ]

Exhibit B
Second Floor Plan of Building
[]

Jan 26 04 11:30a Kathy A. Parfitt 954-779-2282 p.2

A A/C AREA 7,460.71 s.f.
BALCONY 222.22 s.f.
TOTAL AREA 7,682.93 s.f.
B A/C AREA 773.34 s.f.
BALCONY 29.97 s.f.
TOTAL AREA 803.31 s.f.
C HALLWAY 617.87 s.f.
D TOILET/D.F. 154.35 s.f.
E TOILET 144.11 s.f.
F JAN. 21.25 s.f.
G D.F. 11.12 s.f.
H A/C AREA 1,500 s.f.
ELECT. 58.42 s.f.
TOTAL 10,141.17 s.f.

32 A

Exhibit C
Tenat's Work
[                                                                                                                                                                           ]

SCRUM #1
COPY
STORAGE
CONFERENCE
CONFERENCE
MANAGER #2
MANAGER #4
MANAGER #5
USG LOGO
COPY

file://C:\Documents and Settings\mcassie\Local Settings\Temporary Internet Files\OLK7\pic05705.gif

33 A

EXHIBIT D
WESTON TOWN CENTER RULES AND REGULATIONS

The following are the Rules and Regulations of Weston Town Center and, as indicated, shall be applicable to the use and operation of the Weston Town Center Common Property and to the use, occupancy and operation of all Buildings within Weston Town Center:

1. Access. Tenant shall not obstruct any elevators, vestibules, stairways, corridors, halls, sidewalks, passages, exits, entrances, roadways, truck ways, loading docks, package pick-up stations, or pedestrian sidewalks or ramps within any Building or any other portion of Weston Town Center. No sidewalk or walkway shall be used for other than pedestrian travel. No person shall use any roadway, sidewalk, or walkway, except as a means of egress or ingress to retail or commercial establishments or residential areas or automobile parking areas within Weston Town Center, or adjacent public streets. Such use shall be in an orderly manner, and in accordance with the directional and other signs or guides. Roadways shall not be used for parking or stopping, except for the immediate loading or unloading of passengers.

2. Advertising. Tenant shall not: (i) conduct any fire, bankruptcy, auction or “Going Out of Business” sale (whether real or fictitious), nor shall Tenant represent or advertise that it regularly or customarily sells merchandise at “manufacturer’s or distributor’s discount”, “wholesale,” “warehouse,” or other than at “retail” prices; (ii) use, or permit to be used, the Premises, the sidewalks or other portions of the Weston Town Center Common Property for solicitation or for the sale or display of any merchandise or for any other business, occupation or undertaking, or for outdoor public meetings, circuses or other entertainment of any kind (except for promotional activities in cooperation with the Landlord); (iii) use or permit to be used any sound broadcasting or amplifying device which can be heard outside of the Premises; or (iv) use or permit to be used any flashing, beacon, strobe, chaser or other form of special attention-getting lighting which may be visible from the exterior of the Premises. Tenant shall not park any trailer, truck or other vehicle in Weston Town Center at any time for the purpose of advertising or promoting Tenant’s business. Upon Landlord’s request, Tenant shall cease any advertising by Tenant which uses or employs or references the name of Weston Town Center or any derivative thereof and which, in Landlord’s reasonable opinion, tends to adversely impact or impair the reputation of Weston Town Center or Landlord.

3. Illumination of Signs. The illumination of Tenant’s signs shall be controlled by Landlord during such hours as may be reasonably designated by Landlord.

4. Solicitation, Etc. Tenant shall not, and shall not permit any third parties to, solicit business or engage in any promotional activities or distribute any handbills or other promotional or advertising materials of any kind within the Premises or any other portion of Weston Town Center (except within the Premises and then only to the extent such advertising materials or promotional activities are intended solely to promote sales of the items sold within the Premises and are not also intended to promote or publicize any business or attraction not located within Weston Town Center), nor shall Tenant engage or permit any third parties to engage, in any sales or promotional practices within the Premises or any other portion of Weston Town Center. Tenant shall not, and shall not permit any third parties to, solicit for or distribute any promotional or advertising materials or engage in any promotional activities, which are intended to, or which may have the effect of encouraging customers of Tenant to attend, shop at, or order merchandise from any store, business, attraction or other location not contained within Weston Town Center, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion. Tenant shall not solicit membership in or contributions for any organization, group, association or any other purpose, or permit any other third parties to do the same anywhere in the Premises or any portion of Weston Town Center, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion. Canvassing, soliciting, and peddling within the Premises and within any other portion of Weston Town Center is prohibited, and Tenant shall cooperate to prevent the same. In addition to the foregoing, neither Tenant nor Weston Town Center employees or agents shall, in or on any part of Weston Town Center:

A.
Engage in any conduct that might tend to interfere with or impede the use of any of the Weston Town Center Common Property by any customer, business invitee, employee, or tenant of Weston Town Center, create a disturbance, attract attention, or harass, annoy, disparage, or be detrimental to the interest of any of the retail, commercial or residential (if any) establishments within Weston Town Center.

B.	Throw, discard, or deposit any paper, glass, or extraneous matter of any kind, except in a designated trash receptacle, or create litter hazards of any kind.

C.	Use any sound making device of any kind or create and produce in any manner noise or sound that is annoying, unpleasant or distasteful to any other tenant, occupant, or adjacent resident.

D.
Deface, damage, or demolish any sign, light standard or fixture, landscaping material, or other improvement within Weston Town Center, or the property of customers, business invitees, or employees situated within Weston Town Center.

5. Parking. Tenant, and Tenant’s employees and customers shall not use any automobile parking areas except for the parking of motor vehicles during the period of time the occupant(s) of such motor vehicles are working in or customers or business invitees of retail or commercial establishments within Weston Town Center. Usage of parking spaces shall be in common with all other tenants of the Building or of Weston Town Center, and their employees, agents, invitees and guests. Additionally, Tenant’s employees, agents, invitees and guests shall abide by all posted roadway signs on or about the parking facilities and all motor vehicles shall be parked in an orderly manner within the painted lines defining the individual parking spaces. Trailers, trucks or cars shall not be permitted lo remain parked overnight within Weston Town Center, whether loaded, unloaded or partially loaded. Landlord shall have the right to tow away any vehicle, at Tenant’s expense, which is in violation of these Rules and Regulations or which is determined by Landlord to be objectionable, if after written notice to Tenant, Tenant has failed to remove the same. In the event that Tenant or its employees shall fail, after written notice, to park in the designated parking areas (in the event any such areas are hereafter so designated for employee parking as set forth in the Lease), Landlord, at its option, shall be entitled to charge Tenant Twenty-Five Dollars ($25.00) per day or partial day per car parked in any area other than the designated employee parking area. Tenant agrees that parking lots contained within Weston Town Center shall be managed by Landlord; and that Landlord may prohibit Tenant and Tenant’s employees from parking in such lots if Landlord deems it advisable to reserve such spaces for retail, commercial and other customers of Weston Town Center. EMPLOYEE PARKING ON MAIN STREET SHALL BE STRICTLY PROHIBITED.

6. Theft or Loss. Tenant shall be responsible for the protection and security of the Premises and all property therein from robbery, theft, vandalism, pilferage or other loss. Landlord shall not be responsible for lost or stolen personal property, equipment or money occurring within the Premises or the Building, regardless of how or when the loss occurs. Tenant, upon leaving the Premises at the end of any day, shall see that all windows and exit doors from the Premises are closed and locked. Tenant shall furnish Landlord with “after-hours” emergency telephone numbers, for the sole use of Landlord at its sole and absolute discretion. Except for emergency purposes, Landlord will use its best efforts to keep such telephone numbers confidential.

7. Keys. Landlord shall furnish Tenant (free of charge) with two (2) keys to each door lock in the Premises. Landlord shall have the right to retain at all times, and to use in appropriate instances, keys to all doors within and to the Premises. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written consent of Landlord, which consent Landlord may withhold in its own discretion, and unless a duplicate key is delivered to Landlord. Tenant, upon the expiration or earlier termination of the Lease, shall deliver to Landlord all keys to all doors in the Premises, and in the event of a failure of Tenant to do so, Landlord shall have the right to change any locks in the Premises and charge Tenant for the reasonable cost thereof.

8. Deliveries/Loading/Unloading. All deliveries to the Premises and loading and unloading of goods shall be done only at the rear entrance(s) to the Premises, or as may be otherwise determined by Landlord from time to time.

9. Moving/Equipment. Tenant shall not use any hand trucks or other material-handling equipment within the Premises or the Building, within which the Premises is located, except those equipped with rubber tires and side guards. Any damage to the Premises, said Building or any other portion of Weston Town Center arising out of the movement of any equipment, furniture or other property, shall be repaired by Tenant at its sole expense.

10. Equipment/Vibration. Landlord shall have the right to prescribe the weight, size and location of all equipment, materials, furniture or other property brought into the Premises, and the Building. Landlord shall also have the right to require all such items to be moved into and out of said Building or the Premises only at such times and in such manner as Landlord shall direct in writing; provided, however, movement of Tenant’s property into and out of the Premises of said Building are entirely at the risk and responsibility of Tenant. Tenant shall not place a load upon any floor which exceeds the designed load per square foot or the load permitted by law. Heavy objects shall stand on such platforms as may be necessary to properly distribute the weight thereof. Business machines and mechanical equipment which cause noise or vibration that may be transmitted, felt or heard outside the Premises, shall be placed and maintained by Tenant at Tenant’s expense, on vibration eliminators or other similar devices.

11. Installation of Services/Roof. Except for telephone, computers and fax equipment installed wholly within the Premises and intended solely to support Tenant’s business on the Premises, Tenant shall not install any signal, communications, telegraphic, telephonic, burglar alarm or similar services within the Premises, or any part of the Building, without Landlord’s prior written approval, and Tenant shall comply with all reasonable limitations or restrictions imposed by Landlord in connection with the installation thereof any such work, if approved by Landlord, shall be done at Tenant’s sole cost and expense. Tenant shall not go onto the roof of any Building for any reason without Landlord’s prior written approval, which approval Landlord may withhold in its sole and absolute discretion.

12. Antennas, Etc. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Premises or the Building or any other portion of Weston Town Center. Tenant shall not interfere with radio or television broadcasting or reception from or within Weston Town Center or any property located within the general vicinity of Weston Town Center.

13. Exterior Appearance. Tenant shall not place or install any show cases, awnings, window coverings, shades, lighting, signs, canopies, or any other item or article, in front of or affixed to any part of the exterior of the Premises or the Building or any other portion of Weston Town Center which would affect the visual appearance of same, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

14. Restrooms. The restrooms, toilets, urinals, wash bowls and other bathroom facilities and apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substances of any kind whatsoever shall be disposed of therein. All expenses of repair or replacement due to any breakage, stoppage or damage of any bathroom facilities or related sanitary sewer lines in the Premises shall be borne exclusively by Tenant.

15. Fire-Retardant Materials. All paneling or other wood products not considered furniture which Tenant shall install in the Premises shall be of fire-retardant materials. Prior to the installation of any such materials, Tenant shall submit to Landlord a satisfactory (in the reasonable opinion of Landlord) certification of such materials’ fire-retardant characteristics.

16. Landlord’s Right. Landlord shall have the right, but not the obligation, to remove or exclude from or to restrain (or take legal action to do so) any unauthorized person from, or from coming upon, Weston Town Center or any portion thereof, and to prohibit, abate, and recover damages arising from any unauthorized act, whether or not such act is in express violation of these Rules and Regulations or of this Lease.

17. Compliance. Tenant shall be responsible for the compliance by its employees and agents with the foregoing Rules and Regulations, and, with respect to Tenant’s customers, invitees and guests, Tenant shall exercise due diligence in the enforcement and observation of these Rules and Regulations.

18. Waiver. No release or waiver by Landlord of any provisions herein shall be enforceable by Tenant unless in writing and executed by Landlord. The failure by Landlord to insist upon the strict performance of any of the terms or provisions hereof shall not be deemed a waiver of any rights or remedies of Landlord or a waiver of any subsequent violation or failure of compliance with these Rules and Regulations.

19. Amendment. Landlord shall have the right to promulgate additional Rules and Regulations or amend or rescind any of the foregoing Rules and Regulations from time to time as Landlord in its sole and absolute discretion deems suitable, including, without limitation, for the safety, care and cleanliness of Weston Town Center and the conduct of a first class retail shopping/commercial/residential district. Tenant shall comply with all new or amended Rules and Regulations upon receipt of written notice of the same from Landlord.

20. Consent. Whenever any consent or approval of Landlord is required pursuant to these Rules and Regulations, such consent shall be in writing and shall be given or withheld by Landlord in accordance with the standards for such consent or approval as set forth in this Lease, said consent or approval not to be unreasonably withheld.

21. Conflict with Lease. These Rules and Regulations are in addition to and shall not be construed to in any way modify or amend the terms, provisions, agreements, covenants and conditions of this Lease. In the event of any conflict between the Rules and Regulations and this Lease, the terms and provisions of this Lease shall prevail.

22. Association Declaration and Rules. These Rules and Regulations are in supplement to, and not in derogation of, the Association Declaration. In the event of conflict between these Rules and Regulations and the Association Declaration, the more restrictive shall control. Tenant shall comply with the Association Declaration.

23. Customers’ Store Entrance. All customers must enter the Premises only at the front entrance(s) to the Premises, or as may be otherwise determined by Landlord from time to time.

24. Sign Criteria. Tenants are encouraged to have window displays, however, no signage shall be affixed to the window. Any hang-down signs, etc. shall not be less than eighteen (18) inches from the store front window of the Premises.

                                  EXHIBIT E
                                EASEMENT AGREEMENT

This instrument prepared by
and record and return to:
Doretta Martone Knoerr, Esq.
Becker & Poliakoff, P.A.
3111 Stirling Road
Ft. Lauderdale, Fl 33312

NON-EXCLUSIVE EASEMENT FOR IT FACILITIES

THIS EASEMENT is made as of the                                                                         day of                 , 2010, by and between WESTON COMMON AREA, LLC, a Florida limited liability company (“Common Area Owner”) (“Grantor”) and THE ULTIMATE SOFTWARE GROUP, INC., a Delaware corporation doing business in Florida as US GROUP (DE) INC. (“Grantee”), and joined by 2000 MAIN STREET ASSOCIATES, LLC, a Delaware limited liability company (“2000 Landlord”) and joined by MICARI HOLDINGS, LLC, a Florida limited liability company (“1830 Landlord”) for the purposes stated herein.

W1TNESSETH:

WHEREAS, 2000 Landlord is the owner of the building and real property improvements located at 2000 Main Street, Weston, Florida; and

WHEREAS, 1830 Landlord is the owner of the building and real property improvements located at 1830 Main Street, Weston, Florida; and

WHEREAS, Common Area Owner is the owner of all Common Property within Weston Town Center, as set forth in that certain Declaration of Covenants for Weston Town Center, recorded on February 10, 2000 in Official Records Book 30249, Pages 1592 - 1702, of the Public Records of Broward County, Florida, as amended (the “Declaration”), subject to all other easements and restrictions of record; and,

WHEREAS, each of the above properties is subject to the Declaration; and,

WHEREAS, Grantor desires to grant an easement in favor of Grantee over those portions of the real property and improvements owned by them, as more particularly identified in that certain sketch attached hereto and made a part hereof as Exhibit “A” (the “Easement Parcel”) for the purposes stated herein; and

WHEREAS, 2000 Landlord and 1830 Landlord desires to join in and consent to the Easement granted to Grantee herein and to acknowledge and confirm Grantee’s right to connect the IT Facilities to the buildings and property owned by each in connection with leases by and between each of the 2000 Landlord and Grantee and 1830 Landlord and Grantee; and

WHEREAS, Common Area Owner, is desirous of granting an easement over its property, in favor of the Grantee, and its successors and/or assigns, for purposes of installation, operation, maintenance, repair and replacement of certain underground and above ground cable wires, connections, relays, raceways and appurtenances for connection of internet and other technology facilities (“IT Facilities”) to, from and between 2000 Main Street, Weston, Florida, and/or 1830 Main Street, Weston, Florida, and/or 2000-2002 Ultimate Way, Weston, Florida within an area of ten (10) feet in width (the ‘‘Easement Parcel”), all as more particularly provided herein; and

WHEREAS, 2000 Landlord and 1830 Landlord each is desirous of joining in the Easement for the purposes stated herein and to confirm Grantee’s right to connect the IT Facilities located in the Easement to the premises leased by each landlord to Grantee, through, over and on the respective buildings and improvements owned by them; and

WHEREAS, this Easement is not perpetual, but rather shall be effective only for so long as Grantee, its successors and/or assigns, leases and/or owns at least two (2) of the premises located at 1830 Main Street, 2000 Main Street and/or 2000-2002 Ultimate Way, all located in Weston, Florida.

NOW THEREFORE, GRANTOR, in consideration of the sum of Ten ($10.00) Dollars, and other good and valuable consideration, the respective receipt and sufficiency of which is hereby acknowledged, does hereby agree as follows:

     1.  The above recitals are true and correct and incorporated herein by reference.

     2. Grantor does hereby declare and hereby grant to the Grantee, its successors and assigns, a non-exclusive easement for the installation, operation, maintenance, repair and replacement of certain underground and above ground cable wires, connections, relays, raceways and appurtenances for connection of internet and other technology facilities (“IT Facilities”) to, from and between 2000 Main Street, Weston, Florida, and/or 1830 Main Street, Weston, Florida, and/or 2000-2002 Ultimate Way, Weston, Florida within an area of ten (10) feet in width, in accordance with the plan attached hereto as Exhibit “A” on, over, under, across and above the Easement Parcel, for the benefit of Grantee; provided, however, no above ground IT Facilities shall be permitted except as shown on the construction plans to be prepared at the sole cost and expense of Grantee it being understood and agreed that the IT Facilities will enter each building above ground. Grantee, Grantor, 2000 Landlord and 1830 Landlord hereby agree that the attached plans shall identify and locate either (i) the in-field proposed easement parcel; or (ii) an as-built easement parcel identifying the exact location of the installed IT Facilities. In the event Exhibit “A” is not an as-built survey, the parties agree that this Easement can be re-recorded attaching a replacement Exhibit “A” which will be an as-built survey of the Easement Parcel, the re-recording cost to be paid by Grantee.

3. Grantor and Grantee further agree that this Easement, and 2000 Landlord and 1830 Landlord each agree that Grantee’s right to connect the IT Facilities, as to the property, building and improvements owned by each, also includes the right to install, operate and maintain all IT Facilities as provided herein, associated pipes, facilities and all necessary appurtenances for the use and benefit of Grantee, together with the right of ingress and egress to Grantee and/or its employees or subcontractors for the purpose of installing, operating and maintaining the IT Facilities.

4. It is the intent of the parties that this Easement be hi full force and effect through the term of those certain leases, through and including all renewal option periods provided in said leases, as may be amended, by and between:

(i) Grantee, its successors and/or assigns, and 2000 Landlord as to the premises located at 2000 Main Street, Weston, Florida; and

(ii) Grantee, its successors and/or assigns, and 1830 Landlord as to the premises located at 1830 Main Street, Weston, Florida;

and that this Easement shall remain in full force and effect and shall not terminate so long as at least one of the referenced leases is still in full force and effect. This Easement shall automatically terminate once none of the referenced leases are in effect.

5. Anything to the contrary notwithstanding, Grantor hereby reserves all rights of ownership and control in and to those portions of the Easement Parcel owned by it, and which are not inconsistent with the foregoing easement, including, without limitation, the right to grant further easements on, over, under and/or across the Easement Parcel (i.e., utility and/or access easements or other or broader use rights), the right to improve the Easement Parcel (or any portions thereof), the right to use of all portions of the Easement Parcel not inconsistent with the use by Grantee, and the right to use the Easement Parcel for all uses not precluding or interfering with the uses permitted herein.

6. Grantee agrees to indemnify, defend and hold harmless the 2000 Landlord, 1830 Landlord and Common Area Owner from and against any cost, expense, liability, or judgment (including reasonable attorney fees) relating to any construction, maintenance and repair of those portions of the Easement Parcel owned by each of them, and necessitated as a result of the construction, installation and maintenance by Grantee of the IT Facilities in the Easement Parcel. Grantee shall also name each of the 2000 Landlord, the 1830 Landlord and the Common Area Owner as an additional insured on its general liability insurance in amounts and with other terms and conditions as set forth in the respective Leases. Notwithstanding anything contained herein to the contrary, in the event one of the leases is terminated, but the other remains in effect, then Grantee shall only be obligated to maintain the aforementioned general liability insurance for the remaining landlord and the Common Area Owner. Grantee acknowledges that the property owners are not able to advise or ascertain the location of other underground facilities or easements that the Easement Area may cross or that may need to be addressed by Grantee in the installation of the IT Facilities, and that Grantee accepts the Easement Area as is without representation or warranty whatsoever.

7. Upon termination of this Easement, 2000 Landlord, 1830 Landlord and Common Area Owner each hereby reserve the right to require Grantee to remove the IT Facilities from the portion of the Easement Parcel owned by them, and, to restore the Easement Parcel, any common area property, and any exterior portion of any building wherein the IT Facilities are run, at the sole cost and expense of Grantee. Upon written request, Grantee shall further prepare and record at its sole cost and expense appropriate legal documentation documenting the termination of this Easement.

8. Except as mandated by governmental requirements, this Easement may not be relocated, moved or modified in any manner whatsoever without the prior written consent of the Grantors, and the Grantee, which consent shall not be unreasonably withheld, conditioned or delayed. The cost of any such relocation shall be born by the party requesting the relocation.

9. Grantors and Grantee further agree that the maintenance obligation for all IT Facilities constructed on the Easement Parcel and servicing the Grantee, shall be borne solely by Grantee. Grantee agrees that in connection with the installation and maintenance of the IT Facilities, Grantee shall have die obligation to repair any trenches or damage occasioned to the Easement Parcel or to any building, improvements, parking lot or pavement areas, or other improvement and to restore the property so damaged to substantially the same condition in which it existed prior to such damage caused by it at its sole cost and expense and to the reasonable satisfaction of such owner.

10. Grantors, on behalf of themselves and their respective successors and assigns, reserve the right to continued free use and enjoyment of the Easement Parcel as each had the right to prior to the Easement, for any purposes which are not inconsistent with die rights granted herein to Grantee.

11. This Easement shall be governed by and construed in accordance with the laws of the State of Florida. Venue for any action, litigation or proceeding arising out of or concerning this Easement shall be in Broward County, Florida and the parties expressly waive their right to venue elsewhere.

12. This Easement grant shall be given a reasonable construction so that the intention of the parties to confer a commercially usable right of enjoyment and use with respect to the Easement Parcel for Grantee, its successors and assigns, shall be carried out. The rule of strict construction shall not apply to this Easement grant. The joinder in this document by the 2000 Landlord, and the 1830 Landlord is not for the purpose of creating an casement on their respective properties but for the purposes of acknowledging the grant of this easement by the Grantor and to confirm the use of this easement in connection with leases between each of them as landlord and Grantee as tenant.

13. Notwithstanding anything to the contrary herein contained, this Easement may be terminated by the execution and recording of a document setting forth the dale and terms of such termination and executed by all of the then owners of the Easement Parcel and the Grantee, its successors and/or assigns.

14. This Easement shall be a covenant running with the land and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and/or assigns, for the term set forth herein.

15. This Easement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the date and year first above written.

GRANTOR:
COMMON AREA OWNER

Witness signature                          WESTON COMMON AREA, LLC,
Witness Print Name:____________
                                 a Florida limited liability company

Witness signature
Witness Print Name:____________                   By:___________________________
                                Its:___________________________

                              (Corporate Seal)

STATE OF FLORIDA                                    )
                                             ):ss
COUNTY OF  ___________                                 )

       The foregoing instrument was acknowledged for before me this  ____     day of ___     , 2010, by ___      ,as ____       of  WESTON COMMON AREA, LLC, Florida limited liability company, personally known to me (_____) or who produced    ______ as indentification, and he acknowledged the execution thereof to be his free act and deed, on behalf of the company and for the uses and purposes therein mentioned and did/did not take an oath.

      WITNESS my hand and official seal in the country and state last aforesaid, this ____    day of ____    , 2010.

                              NOTARY PUBLIC, State of Florida

                              Notary, Print Name

                                     My Commission Expires

   IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the date and year first above written.

____________________________                       GRANTEE:

Witness signature                             THE ULTIMATE SOFTWARE GROUP,
Witness Print Name:____________                       INC., doing business in Florida as US GROUP (DE) INC.

                                    a Delaware corporation

Witness signature
Witness Print Name:____________                       By:___________________________
                                    Its:___________________________

                                  (Corporate Seal)

STATE OF FLORIDA                                   )
                                           ):ss
COUNTY OF  ___________                                 )

       The foregoing instrument was acknowledged for before me this  ____     day of ___     , 2010, by ___      ,as ____       of  THE ULTIMATE SOFTWARE GROUP, INC, a Delaware corporation doing business in Florida as US GROUP (DE) INC., personally known to me (_____) or who produced    ______ as indentification, and he acknowledged the execution thereof to be his free act and deed, on behalf of the company and for the uses and purposes therein mentioned and did/did not take an oath.

      WITNESS my hand and official seal in the country and state last aforesaid, this ____    day of ____    , 2010.

                             NOTARY PUBLIC, State of Florida

                              Notary, Print Name

                                     My Commission Expires

 IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the date and year first above written.

____________________________                      JOINED FOR THE PURPOSES STATED ABOVE:

Witness signature                             2000 LANDLORD

Witness Print Name:____________                       2000 MAIN STREET ASSOCIATES, LLC

                                    a Delaware limited liability company

Witness signature
Witness Print Name:____________                       By:___________________________
                                    Its:___________________________

                                      (Corporate Seal)

STATE OF FLORIDA                                    )
                                            ):ss
COUNTY OF  ___________                                 )

       The foregoing instrument was acknowledged for before me this  ____     day of ___     , 2010, by ___      ,as ____       of  2000 MAIN STREET ASSOCIATES, LLC, a Delaware limited liability company, personally known to me (_____) or who produced    ______ as indentification, and he acknowledged the execution thereof to be his free act and deed, on behalf of the company and for the uses and purposes therein mentioned and did/did not take an oath.

      WITNESS my hand and official seal in the country and state last aforesaid, this ____    day of ____    , 2010.

                                NOTARY PUBLIC, State of Florida

                               Notary, Print Name

                                      My Commission Expires

 IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the date and year first above written.

____________________________                JOINED FOR THE PURPOSES STATED ABOVE:

Witness signature                       1830 LANDLORD

Witness Print Name:____________                 MICARI HOLDINGS, LLC

                              a Florida limited liability company

Witness signature
Witness Print Name:____________                By:___________________________
                             Its:___________________________

                             (Corporate Seal)

STATE OF FLORIDA                                   )
                                           ):ss
COUNTY OF  ___________                                 )

       The foregoing instrument was acknowledged for before me this  ____     day of ___     , 2010, by ___      ,as ____       of  MICARI HOLDINGS, LLC, a Delaware limited liability company, personally known to me (_____) or who produced    ______ as indentification, and he acknowledged the execution thereof to be his free act and deed, on behalf of the company and for the uses and purposes therein mentioned and did/did not take an oath.

      WITNESS my hand and official seal in the country and state last aforesaid, this ____    day of ____    , 2010.

                             NOTARY PUBLIC, State of Florida

                             Notary, Print Name

                                    My Commission Expires

                              EXHIBIT "A"

                            EASEMENT PARCEL

                              Legal and Sketch